UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Smart Balance, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Smart Balance, Inc.
115 West Century Road, Suite 260
Paramus, New Jersey 07652

To Stockholders:

You are cordially invited to attend the Smart Balance, Inc. annual meeting of stockholders at 10:00 A.M. local time on Wednesday, May 12, 2010 at the Saddle Brook Marriott located at 138 New Pehle Ave., Saddle Brook, New Jersey 07663. The attached notice of annual meeting and proxy statement describes all known items to be acted upon by stockholders at the meeting and describes other details related to the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares by completing, signing, dating and returning the attached proxy card by mail.  Please vote your shares as soon as possible. This is your meeting and your participation is important. We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible.  If you attend the meeting, you may revoke your proxy and vote in person.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Stephen B. Hughes
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders:

The 2010 annual meeting of stockholders of Smart Balance, Inc. (the “Company” or “Smart Balance”) will be held at the Saddle Brook Marriott located at 138 New Pehle Ave., Saddle Brook, New Jersey 07663, on Wednesday, May 12, 2010, beginning at 10:00 A.M. local time. At the meeting, the holders of the Company’s outstanding common stock will be asked to:

(1)        elect the three director nominees named in the attached proxy statement to serve a three-year term and until their successors have been elected and qualified;

(2)        ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for 2010;

(3)        approve the proposed Amended and Restated Smart Balance, Inc. Financial Performance Incentive Program; and

(4)        transact any other business as may properly come before the meeting or any adjournment or postponement.

Stockholders of record at the close of business on April 1, 2010 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card. If your shares are held in the name of a bank, broker or other nominee, their voting procedures should be described on the voting form they send to you. Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

By order of the board of directors,

Stephen B. Hughes
Chairman and Chief Executive Officer
April 8, 2010

TABLE OF CONTENTS

About the Annual Meeting	1

Proposals Submitted for Stockholder Vote	6

Item 1–Election of Directors	6

Board of Directors and Corporate Governance	11

Certain Relationships and Related Transactions	17

Executive Compensation	19

Compensation Discussion and Analysis	20

Compensation Committee Report on Executive Compensation	30

Executive and Director Compensation	30

Principal Stockholders	40

Item 2—The Ratification of the Appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s Independent Registered Public Accounting Firm for 2010	43

Principal Accountant Fees and Services	43

Audit Committee Report	44

Item 3—Approval of our Proposed Amended and Restated Smart Balance, Inc. Financial Performance Incentive Program	45

Stockholder Proposals for the 2011 Annual Meeting	54

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To be Held on May 12, 2010	55

Additional Information	55

i

115 WEST CENTURY ROAD
SUITE 260
PARAMUS, NEW JERSEY 07652

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2010

PROXY STATEMENT

The board of directors of Smart Balance, Inc. (the “Company” or “Smart Balance”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Wednesday, May 12, 2010, beginning at 10:00 A.M. local time at the Saddle Brook Marriott located at 138 New Pehle Ave., Saddle Brook, New Jersey 07663, and at any postponements or adjournments. This proxy statement contains information related to the annual meeting. This proxy statement, the accompanying proxy card and the Company’s annual report on Form 10-K are first being sent to stockholders on or about April 8, 2010.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our board of directors is soliciting proxies for the 2010 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on April 1, 2010, the record date for the meeting, and that ownership entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our board and board committees, the compensation of directors and executive officers and other information that the Securities and Exchange Commission (the “SEC”) requires us to provide to our stockholders in this proxy statement.

How may I obtain Smart Balance’s 10-K and other financial information?

A copy of our 2009 annual report on Form 10-K is enclosed.

This proxy statement and our 2009 annual report are also available online at: http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=26110.  Stockholders can also access our other filings with the SEC on our website at www.smartbalance.com.

Stockholders may request another copy of our 2009 annual report or proxy statement, free of charge, from:

Smart Balance, Inc.
Attn: Corporate Secretary
115 West Century Road, Suite 260
Paramus, New Jersey 07652
(201) 568-9300

We will also furnish any exhibit to our Annual Report on Form 10-K that we filed with the SEC on March 10, 2010, if specifically requested, for a nominal fee.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 1, 2010, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on the record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote on each matter considered at the meeting for each outstanding share of Smart Balance common stock you owned as of the record date. There is no cumulative voting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 62,630,683 shares of common stock, representing the same number of votes, were outstanding.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. You may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of common stock represented by your proxy will be voted as you specify on the proxy card.  If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards provided by your bank, broker or other nominee for specific instructions on methods of voting.  If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on proposals that are considered non-routine (a broker “non-vote”). Please note that this year the rules regarding how brokers may vote your shares have changed and the election of directors is now considered a non-routine matter. Therefore, brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

We urge you to vote by returning the enclosed proxy card if you are a holder of record of your shares or by providing voting instructions to your bank, broker or other record holder if you hold your shares in “street name” even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present, or represented by proxy, for us to hold the meeting.

Your shares will be voted as you indicate. If you return the proxy card or voting instruction card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the board. The board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by the proxy on any such other matter in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Yes. For shares for which you are the holder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the secretary of the Company or mailing a proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and request to revoke your previously submitted proxy, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our board of directors and will pay all expenses associated with this solicitation.  We have retained Morrow & Co., LLC, 470 West Ave. Stamford, Connecticut 06902, to aid in the solicitation of proxy materials for an estimated fee of $6,500 plus expenses. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast at the meeting, which means that the three nominees who receive the highest number of properly executed votes will be elected as directors. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to that director or directors, although it will be counted for purposes of determining whether there is a quorum.

Each other proposal being presented at the annual meeting requires for approval the affirmative vote of the majority of the shares of common stock present, in person or by proxy, and entitled to vote on the proposal.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For proposals other than the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  Abstentions are considered to be present and entitled to vote at the meeting and, thus, have the same effect as a vote against the matter.

If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2010 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you.  If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker, bank or other nominee will not be permitted to vote them on proposals that are considered non-routine (a broker “non-vote”). Shares subject to a broker “non-vote” with respect to a proposal will not be considered entitled to vote on that proposal, and will not affect the outcome on that proposal.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the board to substitute another person for a nominee, the individuals named on the proxy card will vote your shares for that other person.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares covered by each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in a current report on Form 8-K that will be filed with the SEC on or before May 18, 2010.

How may I obtain a copy of Smart Balance’s bylaw provisions regarding stockholder proposals and director nominations?

You may contact the corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Who may attend the annual meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company may attend and be admitted to the annual meeting of the stockholders.  Photo identification will be required (a valid driver’s license, state identification or passport).  If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the record date.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1–ELECTION OF DIRECTORS

The Company’s restated certificate of incorporation provides that the number of directors will be not less than two nor more than ten with the actual number being fixed from time-to-time by resolution of the board. The number of authorized directors as of the date of this proxy statement is nine.  The board of directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

The term of three directors will expire at this 2010 annual meeting. The three nominees named below are the only individuals that our board has nominated for election to the board at this 2010 annual meeting. Directors elected at the 2010 annual meeting will hold office for a three-year term expiring at the annual meeting in 2013 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of the Company.

If you sign your proxy card or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted FOR the three persons recommended by the board.  If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee should for any reason become unavailable to serve prior to the annual meeting, the board will, prior to the annual meeting, (i) reduce the size of the board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the board, unless authority to vote for all candidates nominated by the board is withheld, or (iii) leave the seat vacant to be filled at a later time. The information presented below for the director nominees has been furnished to the Company by the director nominees.

Director Qualifications

Our directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to our stockholders.  The nominating and corporate governance committee reviews with the board the requisite experience, qualifications, skills and characteristics for board members.  This assessment includes the desired experience, mix of skills and other qualities to assure appropriate board composition, taking into account other board members and the specific needs of the Company and the board.  The goal of this process is to assemble a group of board members with varied experience, sound judgment, and commitment to the Company’s success.  The director biographies below include a non-exclusive list of key experiences and qualifications that the board and the nominating and corporate governance committee considered in concluding that the individual should serve as a director of the Company.

Director Nominees for Three Year Terms That Will Expire in 2013:

Robert S. Gluck Age 60
Robert S. Gluck has been a vice chairman and a member of our board of directors since November 2005.  He served as our chief financial officer from May 2007 until January 2008, and has served as our chief operating officer since January 2008.  From 2000 to 2004, Mr. Gluck served as the senior vice president and chief financial officer of Unilever United States, Inc.  Mr. Gluck has also provided consulting services to companies throughout the food industry through his consulting firm, Matthew Robert Associates, LLC, where he specialized in strategic planning, financial operations review, mergers and acquisitions, divestitures, competitive analysis and peer group benchmarking.  In February 2006, Mr. Gluck became the president of Kristian Regale, a private company engaged in the sparkling juice business.  Mr. Gluck has no active day-to-day management role with either Matthew Robert Associates, LLC or Kristian Regale.

Mr. Gluck holds a Bachelors degree in marketing from the New York Institute of Technology and an MBA in finance from St. John’s University. He is a member of the Financial Executives Institute, the Association for Corporate Growth, the Food Marketing Institute, and the National Restaurant Association.

As a result of these professional and other experiences, Mr. Gluck brings to the board strategic insight and a wealth of operational and financial experience in the food industry that strengthens the board’s composition of qualifications and skills.

Stephen B. Hughes Age 55
Stephen B. Hughes has been our chairman of the board, chief executive officer and a director since our inception in May 2005. Mr. Hughes served as the sole officer and director of Hughes Consulting, Inc. from 2004 to 2007.  From 2004 to 2007, Mr. Hughes served as a director of The Cambridge Group, a leading demand strategy consulting firm headquartered in Chicago, Illinois. While with Cambridge, Mr. Hughes led or participated in securing new marketing strategy engagements with a number of major consumer packaged goods companies. From 2002 to 2004, Mr. Hughes served first as vice president of sales and then as the senior vice president of marketing and sales for White Wave Foods Company, a division of Dean Foods Company. In June 2004, Mr. Hughes was also named senior vice president of marketing and research and development for Dean Foods’ newly formed White Wave division, a $1.1 billion division with brands including Silk, Horizon, International Delight, Land-o-Lakes and Marie’s.  From 2000 to 2002, he served as chairman of the board and chief executive officer of Frontier Natural Product, Inc., a privately held cooperative providing distribution services, organic ingredients and spices to the natural foods industry.

Mr. Hughes holds a Bachelor of Arts degree in economics and political science from Denison University and an MBA degree with a concentration in marketing and finance from the University of Chicago.  He also serves as a director of B.F. Bolthouse LLC.

Over his career, Mr. Hughes has held a number of leadership positions in the consumer packaged goods and foods industries.  His proven leadership experience and record of sound judgment make him uniquely qualified to serve in his role as chairman of the board and chief executive officer.

James E. Lewis Age 61
James E. Lewis has been a director of Smart Balance since inception in May 2005 and served as our vice chairman until May 14, 2007.  Since 1991, Mr. Lewis has served as chairman and chief executive of Jeltex Holdings, LLC.  Currently, Mr. Lewis is the sole officer and director of Jeltex.  The Jeltex group has been comprised of significant or controlling ownership stakes acquired, held and sold for Mr. Lewis’ personal account in a vertically integrated group of private food businesses engaged in vegetable farming, fresh produce distribution, manufacture of canned foods and retail grocery distribution.  Today, Mr. Lewis and his spouse hold a controlling interest in Centennial Specialty Foods Corporation, a public company engaged in the manufacture and marketing of specialty branded, quality ethnic Southwestern canned sauces and food products.

Mr. Lewis is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.  He holds a BBA degree in accounting from Texas Tech University.

Mr. Lewis’ has a strong background in both accounting and the food industry, which provides Mr. Lewis with a unique ability to contribute to our board of directors.

Required Vote:

Directors are elected by a plurality of the votes cast at the meeting, which means that the three nominees who receive the highest number of properly executed votes will be elected as directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to that director or directors, although it will be counted for purposes of determining whether there is a quorum.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

Directors Not Being Elected in 2010:

The directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or until their respective successors are elected and qualified, or until their earlier death, resignation or removal.  Information regarding each of such directors is provided below.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2011:

William E. Hooper Age 73
William E. Hooper has been a member of our board of directors since June 2005 and has served as our marketing coordinator since May 2007.  Mr. Hooper has been a senior executive in marketing and consumer communication companies for the past 40 years.  As such, Mr. Hooper has had extensive experience in developing consumer marketing and advertising programs for major national consumer food companies.  Mr. Hooper was an executive for 26 years, from 1964 to 1990, including serving as President and a director of WB Donor, one of the largest national independent advertising agencies in the United States.  Mr. Hooper was principal of Hooper Consulting LLC, a marketing and communications consultancy working with large national advertisers and marketing companies heavily directed to the consumer food business, from 1990 to 2000.  Clients included Florida Department of Citrus, Tropicana, ConAgra, Mead Johnson, Nabisco, Celestial Seasonings, and White Wave Foods.  From 2000 to September 2005, Mr. Hooper served as chairman of Trahan, Burden & Charles Inc., or TBC, a mid-sized national advertising agency headquartered in New York and Baltimore that provides creative, public relations, media planning and buying, and direct marketing services to a broad spectrum of corporate customers.  Among TBC’s clientele was Dow Jones & Company, Nextel Communications, Vanguard Securities, Yellow Book Directories, Gaylord Hotels, The Mills Corporation, the National Security Agency and Blue Cross and Blue Shield.

Mr. Hooper holds a B.S. degree in business administration from Loyola College of Maryland and has served on the board of trustees of the Loyola College of Maryland, the National Aquarium and the St. Joseph’s Medical Center in Baltimore.  He was also a member of the U.S. Army Reserve Military Police Corp. from 1958 to 1966.

Mr. Hooper has significant marketing and advertising experience over his career that allows him to provide valuable insight to the board in key areas affecting the Company.

Gerald J. Laber Age 66
Gerald J. “Bud” Laber has been a member of our board of directors since June 2005.  Mr. Laber has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen.  Mr. Laber was a partner with Arthur Andersen from 1980 to 2000 and, with the exception of a leave for military service from 1966 through 1968, was employed by Arthur Andersen from 1965 until retiring in 2000.  Mr. Laber is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.  Mr. Laber holds the National Association of Corporate Directors Certificate of Corporate Education.  Currently, Mr. Laber is: (i) on the board of directors and chair of the audit committee of Scott’s Liquid Gold since February 2004; (ii) on the board of directors and has served as chair of the audit committee of three companies that are no longer public reporting companies; (iii) on the board of directors of a private company in the Denver metro area; and (iv) president of The Catholic Foundation of Northern Colorado since January 2008.  Formerly, Mr. Laber (i) served on the board of directors and as chair of the audit committee of Spectralink Corporation from April 2004 to March 2007; and (ii) served on the board of directors and audit committee of Applied Films Corporation from July 2004 to July 2007 (audit chair from October 2005 to July 2007).  Each of these companies is, or was, publicly traded.

Mr. Laber holds a B.S.B.A. degree with a major in accountancy from the University of South Dakota, and is a member of the board of a charitable organization with offices in the metropolitan Denver, Colorado area and is a member of the board of trustees of the University of South Dakota Foundation.

As a result of these professional and other experiences, Mr. Laber is able to provide key assistance to the board and its audit committee in overseeing the Company’s accounting and financial reporting responsibilities.

James B. Leighton Age 54
James B. Leighton has been a member of our board of directors since August 2007.  From 2006 to 2009, Mr. Leighton served as the senior vice president of operations and supply chain and is currently president of foodservice and international businesses of Perdue Farms Incorporated, a large, privately-held poultry company.  From 2002 to 2006, Mr. Leighton served as the senior vice president of operations of Conagra Foods, Inc., one of the largest food companies in the United States.

Mr. Leighton holds a B.S.B.A. degree in business administration and industrial relations from the University of Iowa and a Masters degree in Business Administration from Keller Graduate School of Management.  Mr. Leighton serves on the non-profit Foundation and Corporation Boards for Atlantic General Hospital.

Mr. Leighton’s operations and general management experience within foodservice, retail and international channels provide him with a broad perspective on our Company’s operations and allows him to be a key contributor to the board’s oversight of the Company’s business.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2012:

Robert J. Gillespie Age 67
Robert J. Gillespie has been a member of our board of directors since September 2005. Mr. Gillespie is currently the principal of Westmount Investments, LLC, a privately held investment company.  In February 2006, Mr. Gillespie joined the board of directors of Kristian Regale, a private company engaged in the sparkling juice business. Mr. Gillespie also serves on the board of directors of SRV Bank and the Delbarton School.  He formerly served on the boards of directors of Best Foods, FM Global Insurance Company, Advanced H2O Inc., Tiger 21, The Valley Hospital, Dominex, LLC and CSC Consumer Products, and he is the former chairman of the Sarah W. Stedman Center for Nutritional Studies at Duke University.

Mr. Gillespie holds a Bachelors degree in Science from St. Mary’s University of Halifax, Canada; a Bachelors degree in mechanical engineering from Dalhousie University of Halifax, Canada; and a Master of Science degree in industrial administration from Purdue University.

Mr. Gillespie’s extensive investment and financial experience allows him to contribute valuable insight to the board.  In addition, Mr. Gillespie’s current and prior board experiences provide him with a strong background in assisting the Company to evaluate its governance processes.

Robert F. McCarthy Age 60
Robert F. McCarthy has been a member of our board of directors since June 2005. Since 2004, Mr. McCarthy has been active in advising several consumer packaged goods companies and managing his personal investments.  From 1998 to 2004, Mr. McCarthy co-led the roll-up of the consumer packaged goods food sales agency business that resulted in the creation of a national agency, Acosta Sales and Marketing Company.  From 1998 to 2004, Mr. McCarthy served as president of the Acosta Grocery Channel, the grocery division of Acosta Sales and Marketing.

Mr. McCarthy holds a BBA degree in marketing from the University of Notre Dame and a Master of Management degree from the Kellogg School of Business at Northwestern University.

Mr. McCarthy’s investment and strategic experience in the food industry sector, along with his leadership experience, allow Mr. McCarthy to provide a uniquely informed perspective on the industry in which we compete.

Michael R. O’Brien Age 66
Michael R. O’Brien was a member of our board of directors from June 2005 to November 2005 and was a senior advisor to us until August 2007, when he was appointed to our board of directors. Mr. O’Brien co-founded Catalina Marketing Corporation, a direct marketing company, in 1983, and served as Catalina’s president until 1989 and as its chairman of the board and chief executive officer until 1992. Since 1992, Mr. O’Brien has been chairman emeritus of, and a consultant to, Catalina.  Catalina was founded to develop and distribute behavior-based communications for consumer packaged goods and pharmaceutical products manufacturers, marketers and retailers. Currently, Mr. O’Brien serves on Catalina’s board of directors.  Mr. O’Brien has previously served on the boards of directors of MemberWorks and Imagitas, Inc.  MemberWorks designs and markets innovative membership programs that offer members access to significant savings at national brand name service providers and merchants, while membership organizations receive royalties in exchange for providing MemberWorks with members.  Imagitas is a targeted direct mail marketing company serving Federal and state governmental agencies such as the U.S. Postal Service and corporate clients such as Home Depot and Ford. Imagitas was sold to Pitney Bowes Inc. in 2005.

Mr. O’Brien attended the University of Kansas from 1961 − 1965.

The board benefits from Mr. O’Brien’s leadership experience and his significant successful experience and expertise in marketing and related disciplines.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings of the Board of Directors and Committees

The board held 6 meetings during 2009. Directors are expected to attend board meetings and meetings on committees for which they serve, and to spend time needed and meet as frequently as necessary to properly discharge their responsibilities. The standing committees of the board held an aggregate of 26 meetings during 2009.  Each director attended at least 75% of the aggregate number of meetings of the board and the board committees on which the director served during the period.

Attendance at Annual Meetings of the Stockholders

The Company has no policy requiring directors and director nominees to attend the annual meeting of stockholders; however, all directors and director nominees are encouraged to attend.  All of our directors attended the 2009 meeting.

Director Independence

Rules of the Nasdaq Global Market require that the board be comprised of a majority of “independent directors.” In determining the independence of our directors, the board uses independence standards that mirror exactly the criteria specified by Nasdaq rules.

Based upon the information submitted by each of its directors, and following the recommendation of the nominating and corporate governance committee, the board has determined that the following directors are independent: Robert J. Gillespie, Gerald J. Laber, James B. Leighton, James E. Lewis, Robert McCarthy and Michael R. O’Brien.

Board Leadership Structure

Our board is lead by Stephen Hughes, who has served as the chairman of the board and chief executive officer since our inception in May 2005, and by Robert McCarthy, our independent lead director, who provides strong independent leadership.

The board believes the Company and its stockholders have been well served by having the chief executive officer serve as the chairman of the board.  This structure provides efficiency and clear leadership and it allows for a consistent management vision for the Company.  In light of the combination of the chairman of the board and chief executive officer positions, one of our corporate governance guidelines has been for the board to annually elect a lead director from among its independent directors.  The lead director serves as liaison between the chairman and vice chairman of the board, on the one hand, and the independent directors, on the other hand, and has the following duties and responsibilities:

•	Presiding at all meetings of the board at which the chairman and vice chairman are not present;
•	Chairing all executive sessions of the independent directors;
•	Approving information sent to the board;
•	Approving agendas for meetings of the board;
•	Approving meeting schedules to assure there is sufficient time for discussion of all agenda items;
•	Being available for consultation and direct communication with major stockholders; and
•	Such other duties and responsibilities as the board may delegate from time to time to the lead director.

The lead director also has authority to call special meetings of the independent directors.

The board believes it is important to have a lead director to provide leadership to the outside directors in the board’s executive sessions and to minimize any potential conflicts that may result from combining the roles of chief executive officer and chairman.  In addition, the Company’s corporate governance guidelines provide that the board may exercise discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances and that the board will make a determination concerning the combination or separation of these positions when it elects a new chief executive officer.

The board also has four standing committees— audit committee, compensation committee, nominating and corporate governance committee and finance committee.  Each of the four committees has an independent director serving as its chairman.

Board’s Role in Risk Oversight

Risk is an integral part of board and committee deliberations throughout the year.  The full board has responsibility for the general risk oversight of the Company.  As part of the board’s oversight role, the board has delegated responsibility for the oversight of specific risks to board committees as follows:

•
The finance committee seeks to identify, and review, all relevant risks of the Company, including non-financial risks, and oversees the development by management of a plan to manage these risks.  The plan identifies persons within the Company who shall have responsibility to manage the risks so identified.

•
The audit committee discusses with management the Company’s policies with respect to risk assessment, risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor, control or mitigate such exposures.

•	The compensation committee reviews the Company’s compensation policies and practices for its employees as they relate to risk management practices and risk-taking incentives.

In addition, the role of our board in our Company’s risk oversight process includes receiving regular reports from management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors (or any subset of the directors) as a group or individually, by writing to the group or any particular individual: c/o the Corporate Secretary, 115 West Century Road, Suite 260, Paramus, New Jersey 07652.  The Corporate Secretary will forward communications relating to matters within the board’s purview to the independent directors, communications relating to matters within a board committee’s area of responsibility to the Chair of the appropriate committee, and communications relating to ordinary business matters, such as consumer complaints, to the appropriate Company executive. The Corporate Secretary will not forward solicitations, junk mail and obviously frivolous or inappropriate communications, but makes them available to any non-management director who requests them.

Committees of the Board of Directors

Our board currently has an audit committee, a compensation committee, a nominating and corporate governance committee and a finance committee. The composition, duties and responsibilities of these committees are set forth below. Committee members hold office for a term of one year.

Audit Committee. The audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, is composed of Messrs. Gillespie, Laber and McCarthy and is chaired by Mr. Laber.  The directors we have appointed to our audit committee are each an independent member of our board of directors as defined by Nasdaq independence requirements for audit committee members. Each member of our audit committee is financially literate, and our board of directors has determined that Mr. Laber qualifies as an “audit committee financial expert,” as such term is defined by SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.  The audit committee met six times during 2009.

The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter.  The principal responsibilities of the audit committee are to assist the board with its oversight responsibilities regarding:

•	the accounting and financial reporting processes of the Company;

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	appointing the Company’s independent registered public accounting firm;

•	the registered independent auditor’s qualifications and independence;

•	the performance of the Company’s internal audit function;

•	the performance of the Company’s independent auditor; and

•	the audits of the Company’s financial statements.

The audit committee charter was adopted by the board of directors and is reviewed annually by the audit committee.  A copy of the audit committee charter is available on our website at www.smartbalance.com.

Compensation Committee. The compensation committee is composed of Messrs. Lewis, Laber, Leighton and McCarthy, all of whom are independent as defined by Nasdaq independence requirements, and is chaired by Mr. Lewis.  The compensation committee held 11 meetings in 2009.  The duties and responsibilities of the compensation committee include:

•
designing in consultation with management or the board, and recommending to the board for approval and evaluating, the compensation plans, policies and programs of the Company, especially those regarding executive compensation and compensation of the board;

•	determining the compensation of the chief executive officer and all other officers of the Company;

•
reviewing the executive compensation disclosure that is prepared by the Company for inclusion in the Company’s proxy materials and preparing a related Compensation Committee Report in accordance with applicable rules and regulations of the SEC; and

•
adopting and implementing compensation programs that are designed to attract, motivate and retain high quality employees, encourage superior performance, promote accountability and assure that employee interests are aligned reasonably with the interests of the Company’s stockholders.

A sub-committee of the compensation committee was established on May 14, 2007.  The sub-committee consists of Messrs. Laber, Leighton and McCarthy, each of whom qualify as “outside directors” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  We established the sub-committee of the compensation committee because one of the members of our compensation committee, although independent under Nasdaq rules, is not considered an “outside director” under section 162(m) of the Internal Revenue Code.  The sub-committee meets and votes separately from the compensation committee on any action taken by the compensation committee which is subject to section 162(m).  The sub-committee of the compensation committee has complete authority over all section 162(m) matters.  We refer to the compensation committee and the sub-committee of the compensation committee collectively herein as the compensation committee.

A copy of the compensation committee charter is available on our website at www.smartbalance.com.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is composed of Messrs. Gillespie, Laber, McCarthy and O’Brien and is chaired by Mr. Gillespie.  All members of the nominating and corporate governance committee are independent as defined by Nasdaq independence requirements.  The nominating and corporate governance committee met 3 times in 2009.  The purpose of the nominating and corporate governance committee is to assist the board in:

•	the identification of qualified candidates to become board members;

•	the recommendation of board nominees for election as directors at the next annual or special meeting of stockholders at which directors are to be elected;

•	the recommendation of candidates to the board to fill any interim vacancies on the board; and

•	the development and recommendation to the board of a set of corporate governance guidelines and principles applicable to the Company.

The nominating and corporate governance committee evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established, through its nominating and corporate governance committee, selection criteria that identify desirable skills and experience for prospective board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of leadership skills, strategic thinking, willingness to make a time commitment, breadth of knowledge about matters affecting us and our industry, skills and experience in different disciplines important to us and our industry, sound business judgment and other criteria determined by the nominating and corporate governance committee from time to time.  The nominating and corporate governance committee does not have a specific diversity policy, but in making its recommendations to the board of directors, the nominating and corporate governance committee as a matter of practice considers candidates’ diversity of age, experience, profession, skills, geographic representation and background, all to provide the board and the Company with an appropriate mix of experience, knowledge, perspective and judgment.  The Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees, but may retain a search firm in the future if the nominating and corporate governance committee determines that it is appropriate. The nominating and corporate governance committee considers individuals recommended by stockholders for nomination as a director in accordance with the procedures described below.

A copy of the nominating and corporate governance committee charter is available on our website at www.smartbalance.com.

Procedure for Stockholder Recommendations to the Nominating and Corporate Governance Committee for Potential Director Nominees

In selecting the Company’s director nominees in connection with each annual meeting, it is policy that the governance and nominating committee consider director candidates recommended by any stockholder of the Company.  To be timely, a stockholder’s recommendation must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the first anniversary of the date that the proxy statement was released to stockholders for the previous year’s annual meeting.  For the 2011 annual meeting, recommendations must be received no later than December 9, 2010.  Any such recommendations should, in addition to the information specified below, include the nominee’s name and qualifications for board membership.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder Recommendation for Director.”

In order to be a valid submission for recommendation to the nominating and corporate governance committee for potential nominee for director, the form of recommendation must set forth:

(1)           the name, age, business address and residence address of the person;

(2)           the principal occupation or employment of the person;

(3)           the number of shares of stock of the Company which are owned beneficially or of record by the person;

(4)           a description of all arrangements or understandings between the stockholders and each nominee pursuant to which nominations are to be made by the stockholder;

(5)           written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and

(6)           any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Procedure for Stockholder Nominations for Director

A stockholder wishing to nominate their own candidate for election to our board at our 2011 annual meeting must deliver timely notice of such stockholder’s intent to make such nomination in proper written form to the corporate secretary at our principal executive offices. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting.  For the 2011 annual meeting, notices of nominations must be received no earlier than January 12, 2011 and no later than February 11, 2011.  In the event the annual meeting is scheduled to be held on a date not within 30 days before or after such anniversary date, notice must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.  To be in proper form, a stockholder’s notice of nomination must be in writing and include all of the information required by our bylaws.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder Nomination for Director.”  In accordance with our bylaws, stockholder nominations which do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our board of directors and will not be included in our proxy materials.

Finance Committee. The finance committee is composed of Messrs. Gillespie, Gluck, Laber and Leighton and is chaired by Mr. Leighton.  The purpose of the finance committee is to assist the board in satisfying its duties relating to the financing strategy, financial policies and financial condition of the Company.  The finance committee’s responsibilities include, among other things, reviewing and making recommendations to the board concerning items such as the Company’s capital structure, credit rating, cash flow and financial position, operating plans, capital budgets, risk assessment and analysis, commodities and hedging policies and insurance programs.  The finance committee met 6 times in 2009.

A copy of the finance committee charter is available on our website at www.smartbalance.com.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Business Conduct and Ethics, which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of conduct, including, among other things, conflicts of interest, fair dealing and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any waiver to the policies or procedures set forth in the Code of Ethics in the case of executive officers or directors may be made only by the board of directors or the audit committee and will be promptly disclosed as required by law or Nasdaq listing requirements.  The full text of the Code of Ethics is available on our website at www.smartbalance.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

There were no transactions since the beginning of the Company’s last fiscal year or currently proposed in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The audit committee has adopted written policies and procedures to review and approve or ratify related party transactions involving the Company.  For purposes of this policy, a related party transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) involving Smart Balance, any of its executive officers, directors or 5% or more shareholders or any of their immediate family members in which the aggregate amount involved (including any interest payable with respect to indebtedness) will or may be expected to exceed $120,000 (except that there is no $120,000 threshold for members of the audit committee).

Under the policy, any potential related party transaction is to be reviewed by the chair of the audit committee, or his designee, to determine whether the potential transaction is a related party transaction that is required to be approved or ratified by the audit committee.  The audit committee will review all related party transactions and approve or disapprove such transaction.  In determining whether to approve or ratify a related party transaction, the audit committee shall consider:

•	whether the transaction is on terms no less favorable to Smart Balance than terms generally available from an unrelated third party;

•	the extent of the related party’s interest in the transaction;

•	in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of the officer’s or director’s duties to Smart Balance;

•
in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent or serving on the audit committee, compensation committee or other committee of the board of directors; and

•	such other factors that the audit committee deems appropriate under the circumstances.

Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction, other than providing all material information concerning the transaction.

A copy of the related party transaction policies and procedures is available on our website at www.smartbalance.com.

EXECUTIVE COMPENSATION

Executive Officers

Information regarding our executive officers is provided below:

Name	Age	Title

Stephen B. Hughes	55	Chairman of the board, chief executive officer and director
Robert S. Gluck	60	Chief operating officer, vice chairman and director
Alan S. Gever	55	Executive vice president and chief financial officer
John F. Konzelmann	62	Vice president, controller and principal accounting officer

For information with respect to Messrs. Hughes and Gluck, please see the information about the members of our board of directors under “Item 1- Election of Directors.”

Alan S. Gever served as our vice president of financial planning and analysis until January 7, 2008, when he was appointed to be our executive vice president and chief financial officer.  Mr. Gever has a broad-based knowledge of the financial, accounting and administrative functions of a business.  While serving as our vice president of financial planning and analysis, Mr. Gever was responsible for leading many internal planning, financial operations, and investor relations efforts.  Mr. Gever served, from 1992 to 1999, as chief financial officer and general manager of the Nabisco Refrigerated Foods Group which sold consumer branded margarine and egg substitute products.  In 2000, Mr. Gever founded ShareMax.com, an internet-based provider of strategic sourcing services to the consumer packaged goods industry.  From 2001 to 2003 Mr. Gever served as chief financial officer of the Ultimate Juice Company which was, at the time, the nation’s largest fresh juice manufacturer with juice brands such as Naked Juice, Orchid Island, and Ziegler’s along with Saratoga Spring bottled water.  From 2003 to May 2007, Mr. Gever was a principal of Northpointe Consulting Group LLC providing management consulting services to startup and small-cap companies primarily in the food and beverage industry.

Mr. Gever received his bachelor’s degree in business management from Seton Hall University in New Jersey.

John F. Konzelmann has been our vice president, controller and principal accounting officer since June 2007.  From June 2005 to June 2007, Mr. Konzelmann served as vice president, controller and chief accounting officer at Alpharma Inc., a $0.7 billion specialty pharmaceutical company with operating activities in more than 60 countries.  During his tenure there, he led the financial and accounting teams in the sale of Alpharma’s global generics business to Actavis Group for $810 million in December 2005 as well as the sale of the related generics distribution business for $40 million in March 2006.  Before joining Alpharma, Mr. Konzelmann was the assistant corporate controller for Bestfoods and Unilever US.

Mr. Konzelmann received his B.S. and M.B.A. from Fairleigh Dickinson University.  He is a certified public accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives

This discussion addresses compensation with respect to 2009 for Stephen B. Hughes, our chairman and chief executive officer, Robert S. Gluck, our vice chairman and chief operating officer, Alan S. Gever, our executive vice president and chief financial officer, and John F. Konzelmann, our vice president, controller and principal accounting officer.  We refer to these individuals as our “named executive officers.”

In accordance with Rule 3b-7 of the Securities Exchange Act of 1934, we have determined that we only have four executive officers.  All policy decisions for the Company are made by these four executive officers.  Our business operates as a “virtual business,” with a relatively small number of employees (73 as of December 31, 2009).  We outsource our manufacturing, distribution and certain selling activities to third parties.  Our four executive officers make up approximately 5.5% of our total employees.

The Company operates in the relatively new, challenging and dynamic healthy lifestyle sector of the packaged food industry where innovation, product development and execution are the keys to success.  In such an environment, our ability to succeed depends upon our ability to attract, retain and motivate outstanding leaders and team members to help develop and execute our business strategy.

In keeping with our vision and strategy, the Company’s compensation program is designed to attract, retain and motivate executives who are capable of delivering superior business results in this extremely competitive healthy lifestyle sector of the packaged food industry.  We compensate our executives through a mix of base salary, incentive bonus and long-term equity compensation with an emphasis on incentives that reward strong business performance and achievement in order to align the interest of management with stockholders.  Our compensation programs are designed to be competitive, but try to avoid pay elements like perquisites that do not directly support the Company’s values and business strategy even if common in the marketplace.  In addition to the above overriding principles, our compensation committee relies on the following guidelines to assist it in setting compensation levels (both short and long term) for executives:

•	total compensation should be closely tied to the success of the Company and each executive’s contribution to that success;

•
compensation programs should be flexible so that there is an opportunity for greater compensation for superior performance balanced by the risk of lower compensation when performance is less successful; and

•
compensation programs are designed to emphasize pay for performance for all employees, not just executive officers, although as the level of responsibility for an employee increases, a larger percentage of the employee’s total compensation becomes variable with a larger opportunity for greater reward.

In this regard, the Company’s philosophy is that senior management has a stronger and more direct impact on the Company achieving its strategic and business goals and therefore a larger percentage of their compensation should be performance based.  Nonetheless, the Company believes all employees, especially ones employing the unique business model of the Company, contribute to the success of the organization and it is therefore advisable to incentivize all employees with some performance-based compensation.

For all compensation decisions, the compensation committee considers all aspects of an employee’s compensation.  In making its decisions, the compensation committee does not consider any aspect of its compensation program in isolation.  Rather, it considers the total compensation that may be awarded, including base salary, incentive bonus and long-term incentive compensation such as stock options.  The compensation committee’s goal is to award compensation that is reasonable in relation to the achievement of the Company’s business strategy and objectives and consistent with the Company’s compensation philosophy and objectives.

Oversight of Compensation

The compensation committee is responsible for analyzing and determining the material terms of all executive compensation arrangements, compensation and benefit packages.  The compensation committee also has the authority to determine and award stock options and other performance based compensation subject to section 162(m) of the Code.  As such, the compensation committee determines the compensation, including performance-based compensation, of the named executive officers.  With respect to officers other than the chief executive officer and chief operating officer, the compensation committee will consider the input of the chief executive officer and the chief operating officer.

The compensation committee conducts reviews of the Company’s compensation policies and strategies at least annually and oversees and evaluates the Company’s overall compensation structure and programs.  During 2009, the compensation committee met 11 times, and, among other things, reviewed the Company’s compensation philosophy and objectives to determine whether they continued to be in the best interests of the Company and its shareholders and whether any changes or revisions, either to the overall philosophy and objectives or specific parts of the compensation package, were warranted.

 In early 2009, the compensation committee observed that, despite the strong performance of the Company’s named executive officers, other senior management and employees as a whole, the Company’s stock price was, at the time, $2-$4 below the average strike price of the Company’s outstanding employee stock options. The compensation committee expressed concern that, under these circumstances, the Company’s stock options, one of the key elements of its incentive based compensation program, would not serve to retain and motive the Company’s management.  The compensation committee further observed that all of the named executive officers’ stock options had exercise prices greater than the market price of the Company’s common stock despite the Company having a relatively good year in relation to other companies in a difficult economy.  In that connection, the compensation committee noted that despite the worst economic downturn in decades, in 2008, the Company had (1) increased its market share in the spreads category each quarter; (2) launched a robust line of new products; (3) increased average items per store from approximately fourteen to twenty; and (4) grown revenues on an operating basis by 26% for the full year and 31% in the second half of 2008. In light of the foregoing, in early 2009, the compensation committee considered the advisability of re-pricing the Company’s stock options. After considerable discussion, the compensation committee determined not to implement a stock option re-pricing program.  The compensation committee noted that the stock option program was still relatively new and option holders still had eight years or more to exercise vested options. However, because the compensation committee believes that the retention of the current senior management would place the Company in the best position to achieve its goals and objectives, the compensation committee has continued to review the stock option program, as well as the total compensation packages for senior executives, in order to effectively address this issue.

Thus, the compensation committee engaged Frederic W. Cook & Co., Inc. for assistance in determining whether it was advisable to develop an alternative compensation program for its named executive officers and senior management team to help bridge the current shortfalls in the Company’s stock option program. As part of this review, which continued into early 2010, the compensation committee decided to rebalance and reallocate the weighting of compensation packages for senior executives between cash incentives and equity compensation.  In that connection, the compensation committee (1) approved base salary increases for senior executives; and (2) recommended for board approval the long-term incentive program that is included in the Amended and Restated Smart Balance, Inc. Financial Performance Incentive Program that is described in this proxy statement and will be submitted to stockholders for their approval at the 2010 Annual Meeting.

The compensation committee also reviewed the compensation philosophy to determine whether any portion of the compensation program was encouraging executives to take unnecessary and excessive risks and determined that the various elements of the compensation package did not encourage executives to take unnecessary or excessive risks.

The specifics of the compensation committee’s decisions for 2009 are discussed below in each section of this Compensation Discussion and Analysis.

In addition, the compensation committee reviewed and amended its charter in March 2010, among other things, to ensure compliance with Section 162(m) of the Code and to provide that the compensation committee shall review the Company’s compensation policies and practices for its employees as they relate to risk management practices and risk-taking incentives.

Compensation Consultant

The compensation committee relies upon outside advisors to assist in program design and develop program elements.  In that connection, as noted above, the compensation committee engaged Frederic W. Cook & Co., Inc. to act as its independent compensation consultant.   In 2009, Frederic W. Cook & Co. assisted the compensation committee in connection with its review of executive compensation.  Frederic W. Cook & Co reports exclusively to the compensation committee, which sets its fees.   In 2009, we paid Frederic W. Cook & Co. approximately $32,000. Frederic W. Cook & Co. provides no other services to the Company or to management of the Company.

Competitive Considerations

Unlike most of our competitors, the Company operates as a “virtual business” model where it outsources activities such as manufacturing.  In addition, the Company has an aggressive growth plan. This business model and growth plan places a premium on attracting and retaining outstanding talent while keeping total headcount at a minimum.  The Company recruits talent that is capable of delivering the superior aggressive business results contained in the Company’s strategic plan in this unique environment.  This unique business model, especially for a packaged food company, places more responsibility on the Company’s senior management team than their counterparts in more traditional business environments.  Given the unique aspects of this business model and with an aggressive growth plan, the compensation committee does not attempt to maintain specific target percentile for the compensation levels of its senior management team and does not benchmark with other companies.  In making compensation decisions, the compensation committee reviews information from a number of different sources including our performance relevant to broad public indexes such as Dow Jones Industrial Average, NASDAQ Composite and the Russell 2000 index.

Cash Compensation Structure

Cash compensation consists of a base salary and an annual incentive bonus, which is only payable if threshold targets are met.  Executives’ cash compensation, consisting of base salary and an annual incentive bonus, is determined based upon pre-established tiers. Each tier provides for a fixed base salary and an annual incentive bonus measured as a percentage of base salary.  The Company currently has eight tiers with the more senior employees having a greater percentage of their total cash compensation attributable to the annual incentive bonus since the Company believes that more senior executives have a greater ability to impact achievement of strategic and financial goals.  Cash compensation will not deviate from the pre-established tiers except in unique situations, such as new hire situations in order to be market competitive for a uniquely qualified individual or in the case of base salary increases or incentive bonuses to reward extraordinary performance.

Cash compensation levels are intended to be market competitive given the uniqueness of the Company’s business model and the aggressive growth strategy.  We believe this approach is reasonable given the experience and skill level of the executives necessary to thrive in this environment and the absence of other benefits such as a pension plan.  In addition, in accordance with the recommendation of Frederic W. Cook & Co., the committee has decided to better balance cash and equity compensation.  As noted above, the compensation committee has reviewed the specifics of its total cash compensation program for all senior management personnel for 2010.

Base Salary

Base salary is determined for each individual that reflects the individual’s job responsibilities, experience, value to the Company and demonstrated performance.  It is the compensation committee’s intention to review base salaries annually for all executive officers and senior management and compensation decisions will be based on the executive’s performance in the preceding calendar year. The timing of the annual reviews generally coincides with the Company’s practice of commencing salary adjustments on July 1 of each year for all other employees.

As of the beginning of 2009, the annual base salary of Mr. Hughes, Mr. Gluck, Mr. Gever and Mr. Konzelmann was respectively, $500,000, $400,000, $275,000 and $212,500, continuing the base salary in effect for each named executive officer at the end of 2008.

In connection with its annual performance reviews and base salary adjustments, if any, the compensation committee generally bases its determination on a number of factors, including:

•	the nature and responsibility of the position;

•	the experience of the individual executive;

•	the impact and contribution of the individual executive in assisting the Company to achieve its strategic goals and objectives;

•	the importance of retaining the individual executive along with assessing the market for someone of the executive’s talent and experience;

•	leadership skills;

•	the recommendation of the chief executive officer and chief operating officer (except in the case of their own compensation); and

•	in the case of the chief executive officer, the input of the nominating and governance committee with respect to the chief executive officer’s performance in the area of corporate governance.

As noted above, the compensation committee engaged Frederic W. Cook & Co., Inc. to assist the compensation committee in analyzing the cash compensation levels of its senior executives and officers for the 2009 annual reviews. In connection with these reviews, the compensation committee approved a base salary increase for each named executive officer in August 2009 effective as of July 1, 2009, the first base salary increases for the named executive officers (other than an increase for the chief financial officer in connection with his promotion to that position) since they became employed by the Company. The annual base salary for each named executive officer was as follows for the remainder of 2009: $540,000 for Mr. Hughes, $432,000 for Mr. Gluck, $297,000 for Mr. Gever, and $219,940 for Mr. Konzelmann. These increases were made in accordance with the compensation committee’s practice of reviewing base salaries for all employees at that time and were consistent with the recommendation of Frederic W. Cook & Co. At the time of these increases, the compensation committee recognized that such increases were part of an ongoing review of senior executive compensation generally and that a full review of the appropriateness of base salaries for the senior executives would take place at a later date.

 On March 10, 2010, as part of its ongoing review of compensation levels, the compensation committee approved further base salary increases for Mr. Hughes, Mr. Gluck, and Mr. Gever. The annual base salary for these named executive officers is now as follows: $700,000 for Mr. Hughes, $560,000 for Mr. Gluck, and $375,000 for Mr. Gever. These increases were effective retroactively to January 1, 2010. These increases were made consistent with the recommendations of Frederic W. Cook & Co. In determining to approve these salary increases, the compensation committee considered that (1) the Company had positive earnings per share in 2009; (2) the Company had successfully launched new products in existing and new product categories; (3) the compensation committee’s view that lack of share price appreciation was due to adverse external factors driving down valuation multiples rather than lower-than-expected financial results; and (4) there was a risk of loss of key senior management members in light of alternative employment opportunities available to them.  The amount of base salary increase awarded to each executive was determined by the compensation committee based on the executive’s position, the expected importance of the executive’s contribution to the Company, and the length of the executive’s involvement with the Company.  It is expected that base salaries for senior executives (other than Mr. Konzelmann) will not be reviewed again when the annual review for the remaining employees occurs around July 2010.

Annual Non-Equity Incentive Bonus

The objectives of the Company’s non-equity incentive bonus program are to encourage and support profitable growth of the Company’s business by measuring the Company’s success against meeting or exceeding annual performance goals.

In March 2009, the compensation committee adopted the revised Company Financial Incentive Program and the 2009 Bonus Plan. We refer to the revised Company Financial Incentive Program prior to its amendment and restatement as the “Prior Program.” The board of directors approved the 2009 Bonus Plan on March 17, 2009. Under the 2009 Bonus Plan, bonuses were determined on a quarterly, rather than annual, basis and were generally paid after each quarter’s earnings were determined.  For 2009, the board selected product units sold and EBITDA as the two key metrics to be used for determining executive bonus levels.  The board selected product units sold as opposed to net revenue because of the volatility of commodity prices experienced in 2008 and the determination that product units sold, by measuring volume, better reflected true growth. Product units sold was determined based on the number of cases sold for each product. The board selected EBITDA as a metric based on its view that our growth in volume should not be without growth in profit. We were of the belief that in the existing economy, more focus had been placed on profitability and we revised our weighting to better reflect our new view. EBITDA was calculated by taking the sum of net income of the Company and its subsidiaries plus interest charges, taxes, depreciation and amortization all established in accordance with the Company’s senior secured debt financing loan documentation.  Incentivizing executives to maximize top line revenues and cash flow was consistent with the Company’s philosophy of rewarding results which are most likely to lead to increased stockholder value.  All employees were measured against these two key metrics.

All employees were eligible to participate in the bonus program with target bonus percentages ranging from 10% - 100% of base salary.  Lower bonus percentages applied to employees who had a limited ability to impact operating results while higher percentages were assigned to more senior executives who had a bigger impact on the Company’s ability to increase net revenues and cash flows.  Participants who were not employed for the full year were eligible for a prorated bonus.  In order to receive a bonus, a participant must have been employed with the Company on the date the bonus was paid, unless otherwise determined by the compensation committee.

Bonuses were determined on a calendar quarter and calendar year basis and were based upon product units sold (50% of bonus pool) and EBITDA (50% of bonus pool) thresholds, targets and maximums established by the compensation committee.  The bonus opportunities for obtaining the threshold, target or maximum levels are shown for our named executive officers in the “Grant of Plan-Based Awards in 2009” table located elsewhere in this proxy statement.  The amount of the actual bonus earned by a named executive officer, if any, was determined by the compensation committee.  In 2009, the range of bonus percentage earned between threshold and target started at 0% (for meeting threshold) with straight-line interpolation up to 100% if the target was reached.  No bonuses were to be paid unless the threshold was achieved, with the threshold amounts set at approximately 85% of the target.  Thresholds will always be set at a level higher than actual results from the prior year except in extremely unusual situations such as in a deflationary economy. If target numbers were achieved, as determined by the compensation committee, 100% of the target bonus was earned.  In future periods, the Company may increase the starting percentage for reaching the threshold.  Employees also were eligible to receive up to 200% of a targeted bonus in the event the Company exceeded the target product units sold or EBITDA established by the board of directors with straight-line interpolation of results between target and the maximum.

For all executives, any bonus amount over the target percentage of base salary was not to be paid until the following year and then it would only be paid if the Company met or exceeded one or both the product units sold (for 50%) and EBITDA (for 50%) results for that year.  In the event the Company failed to meet or exceed prior-year results in both areas, the excess bonus would not have been paid.  This “clawback provision” is consistent with the Company’s philosophy of only rewarding sustainable growth.  No bonus would be paid or accrued if it would cause an event of default under the Company’s credit facility.

The following table illustrates the percentage of base salary that would have been earned (without regard to the clawback provision described above that would require the Company to meet or exceed the performance measure in the following year for the executive to earn amounts over the target percentage of base salary) as a bonus upon achieving the corresponding performance measure in 2009 for each of our named executive officers.

Possible 2009 Cash Incentive Bonus as a Percentage of Annual Base Salary

	Threshold*	Target	Maximum**

Stephen B. Hughes	0%	100%	200%

Robert S. Gluck	0%	80%	160%

Alan S. Gever	0%	50%	100%

John F. Konzelmann	0%	35%	70%
*Bonuses are not awarded until the threshold level is met or exceeded.  Assuming the threshold is met or exceeded but target is not achieved, then the executive would be awarded a percentage of the targeted bonus by using straight-line interpolation between threshold and target.  For 2009, the threshold and target for EBITDA were the same.

** Assuming the target is exceeded, then the executive would be awarded the target bonus plus a percentage of the target bonus by using straight-line interpolation between target and maximum.  However, any award over the target bonus would be subject to the clawback provision described above.

 In 2009, we established threshold, target and maximum product units sold in terms of case shipments of 10.5 million, 11.5 million, and 12.5 million, respectively, and a threshold, target and maximum EBITDA of $31 million, $31 million and $33 million, respectively.  Quarterly targets were also established. Because such targets were met for each of the first two quarters, bonuses were paid promptly after the end of each quarter. However, for the third quarter, the compensation committee deferred payments in order to ascertain the likelihood of the annual goal being met. These bonuses were then approved and paid in December 2009. The annual target for 2009 was met.

Although performance exceeded the first three quarterly targets, the annual target was not exceeded and the compensation committee determined that no awards above target would be paid for 2009. Thus, the total annual bonus paid to each named executive officer for 2009 is as follows: $540,000 for Hughes, $345,600 for Mr. Gluck, $148,500 for Mr. Gever, and $71,978 for Mr. Konzelmann.

 In addition, in August 2009, the compensation committee approved a special one-time bonus payment of $65,000 to Mr. Gever and $35,000 to Mr. Konzelmann in recognition of each of their contributions to the Company in implementing an enterprise resource planning system that will result in significant cost savings for the Company over time.

In March 2010, the compensation committee adopted the 2010 Bonus Program under the Prior Program which provides for a semi-annual bonus for the period of January 1 – June 30. Threshold and Target amounts under the 2010 Bonus Program were set at the same percentage of base salary for each named executive officer, and divided by two to reflect the half-year performance period. The board of directors approved the 2010 Bonus Program on March 22, 2010. For 2010, the compensation committee selected net revenue and cash operating income. Net revenue was selected because the nature of the business has changed as the Company has grown. The Company has entered into new products (particularly, milk) and case shipments could vary from product to product. Therefore, the compensation committee believes that a product units sold measure may no longer be reflective of true growth. In recognizing net revenue as the appropriate measure, the committee also noted that commodity prices had stabilized. In addition, cash operating income was selected to be consistent with external reporting.

In March 2010, the compensation committee and the board of directors approved an Amended and Restated Company Financial Performance Incentive Program (the “Program”) subject to stockholder approval. At the 2010 Annual Meeting, we will seek stockholder approval of our Program as discussed in Item 3. If the Program is approved, the first performance period under the Program will be the period from July 1 – December 31. In addition, participants will be eligible for a supplemental bonus if performance results for the year are above target goals under the Program established by the compensation committee on March 29, 2010.

Equity Incentives

Overview

The Company strongly believes that providing executives with an opportunity to increase their ownership of common stock in the Company aligns their interests with stockholders.  We maintain our Second Amended and Restated Smart Balance, Inc. Stock and Awards Plan (the “Restated Stock Plan”) in order to promote the long-term growth and financial success of the Company and substantially increase stockholder value by attracting and retaining outstanding executives, employees, consultants and advisors. At our special meeting on January 21, 2010, the stockholders of the Company approved the Restated Stock Plan, which had been revised to include provisions designed to make the awards of stock options and performance-based restricted stock granted in the future under the plan constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

No restricted stock or restricted stock units have been awarded because the Company believes that stock options are more consistent with the Company’s incentive based philosophy and aligns executives’ interests more closely with the interests of stockholders. Our executives do not realize any value on their stock options (as opposed to restricted stock) unless the value of the Company increases.  The Company may decide to award restricted stock or restricted stock units in the future.  Although executives realize value from restricted stock and restricted stock units regardless of whether the value of the Company increases, awards of restricted stock and restricted stock units can benefit our stockholders because they generally involve fewer shares and therefore are less dilutive than stock options.

No new grants of stock options were awarded to the named executive officers in 2009. At our special meeting on January 21, 2010, the stockholders of the Company approved the stock option awards that were previously granted to our named executive officers (as well as four other officers). In 2009, it came to our attention that our Amended and Restated Smart Balance, Inc. Stock and Awards Plan (previously, our “Stock Plan”) and our Amended and Restated Smart Balance, Inc. Inducement Award Plan were not in compliance with the requirements of the Code necessary for awards under the Plans to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, as we intended. Because the stock options previously granted to the named executive officers (as well as four other officers) under these Plans did not qualify for the intended treatment under Section 162(m) of the Code, the compensation committee determined that such stock options were not presently exercisable and were submitted for stockholder approval.  These stock options for the named executive officers were as follows, as at December 31, 2009:

Name	Grant Date	Exercise Price	Number of Securities Underlying Time- Based Options	Number of Securities Underlying Time- Based Options Vested As of December 31, 2009(1)	Number of Securities Underlying Performance-Based Options (2)
Stephen B. Hughes	5/21/07	$9.85	750,000	375,000	750,000
Robert S. Gluck	6/5/08	$8.54	250,000	62,500	250,000
	5/21/07	$9.85	750,000	375,000	750,000
Alan S. Gever	1/7/08	$9.58	175,000	43,750	175,000
	6/4/07	$10.07	125,000	62,500	125,000
John F. Konzelmann	6/11/07	$10.00	125,000	62,500	125,000

(1)           These options are subject to time vesting in equal installments over a four year period on the anniversary of the date of grant. On January 7, 2010, an additional 43,750 options held by Mr. Gever vested in accordance with its terms.

 (2)           50% of these options will vest, if at all, when the Company’s stock closes at or above $16.75 for 20 out of 30 consecutive trading days. The remaining 50% of the options will vest, if at all, when the Company’s stock closes at or above $20.25 for 20 out of 30 consecutive trading days.

As these options were approved by stockholders at our January 21, 2010 meeting, these options are exercisable to the extent vested and continue to vest in accordance with their terms.

Change-in-Control Payments

Change-in-Control Agreements

Each of our named executive officers has a change-in-control agreement.  The Company believes these change-in-control arrangements effectively create incentives for our executives to build stockholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. The change in control agreements are reviewed annually.

Our change-in-control arrangements for our executive officers are “double trigger,” meaning that no payments (other than the immediate vesting of all unvested stock options described below) are made upon a change-in-control unless the executive’s employment is terminated involuntarily (other than for cause) or a voluntary termination for “good reason” within 24 months following a change-in-control. We believe this structure strikes a balance between the incentives and the executive hiring and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant payments in connection with such a transaction and are no longer required to continue employment to earn the benefits under these agreements.

In March 2010, our compensation committee approved certain changes to bring them into compliance with Sections 162(m) and 409A of the Code.

Please refer to the section entitled “Potential Payments Upon a Change-In-Control or Termination Following a Change-In-Control” for a complete description of the change-in-control agreements.

Change-in-Control Provisions in Stock Option Award Agreements

In accordance with our standard form of stock option award agreement, all outstanding stock options would immediately vest upon a change-in-control (with or without the employee being terminated) for each of our named executive officers and all other employees receiving stock options.  The compensation committee believes that arrangement was necessary to attract and retain our high level employees as other companies typically offer such an arrangement as a standard practice and in order to be competitive, we also needed to offer this arrangement.

Retirement: 401(k) and Profit-Sharing Plan

To provide executives with the opportunity to save for retirement on a tax-deferred basis, the Company sponsors a 401(k) plan.  Pursuant to the plan, the Company matches dollar for dollar employee contributions up to a maximum of 5% of cash compensation.  The predecessor company (GFA) maintained a 401(k) plan and the Company deemed it advisable to continue the 401(k) plan to retain legacy employees.  In 2009, three of our named executive officers participated in the Company’s 401(k) plan.

Non-Qualified Deferred Compensation Plan

The Company sponsors a non-qualified deferred compensation plan that allows named executive officers to defer compensation to a later date that otherwise would be paid when earned.  The deferred compensation plan became effective as of January 1, 2008.  The purpose of the deferred compensation plan is to attract and retain key employees by providing each plan participant with an opportunity to defer receipt of a portion of their salary, bonus, and other specified compensation (if any).  Many of the Company’s competitors with whom we compete for talented, experienced executives have similar deferred compensation plans.  In 2009, one of our named executive officers participated in the deferred compensation plan.

Stock Ownership and Holding Policy

The Company does not currently have a stock ownership and holding policy for its executive officers, principally because our stock option plan is relatively new and option holders have not yet exercised vested options.  As the stock option program matures, the compensation committee will monitor the situation and determine if a stock ownership and holding policy is justified to further strengthen the alignment of named executive officer and stockholder interests.

Policy Regarding Recoupment of Compensation

In 2008, the compensation committee revised its Stock Plan to require an employee who is terminated for cause to forfeit all awards previously granted to the employee retroactive to the date the employee first engaged in the conduct that was the basis for such termination.  In addition, the compensation committee authorized a revision to its standard change of control agreements to require a forfeiture of any change of control benefit other than accrued compensation (as defined in the change of control agreement) through the date of termination in the event a change of control recipient was terminated for cause.  The compensation committee made these revisions because they determined that it would be inappropriate to reward employees who engage in inappropriate behavior.  The compensation committee has discussed expanding these forfeitures to include recovery of profits realized from the sales of securities and recovery of other forms of incentive compensation in situations where the Company is required to restate its financial statements.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation paid to senior executives over $1,000,000 in any fiscal year.  However, the disallowance of tax deductions does not apply to certain qualifying performance-based compensation.

The compensation committee reviews all of its compensation plans and agreements at least annually as they relate to Section 162(m) of the Code.  In connection with such review, it recently came to our attention that our Stock Plan and Inducement Plan were not in compliance with Section 162(m).  Therefore, the outstanding stock options to eight of our employees, including our named executive officers, were deemed unexercisable pending stockholder approval (which has since been obtained).  Additionally, we have adopted our Revised Stock Plan which was approved by our stockholders on January 21, 2010, which was designed to make awards granted thereunder in the future constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

In addition, the board of directors recently approved the Amended and Restated Financial Performance Incentive Program which has been amended to make the awards granted thereunder constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, subject to stockholder approval.

Although the compensation committee has not authorized any compensation award to any named executive officer which would result in non-deductible compensation expenses and even though the compensation committee has taken affirmative steps to avoid this result, the compensation committee has not adopted any formal policy precluding it from approving compensation for named executive officers which would not be fully deductible under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Sincerely,

James E. Lewis
Gerald J. Laber
James B. Leighton
Robert F. McCarthy

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table for 2007, 2008 and 2009

The following table summarizes the compensation of our chief executive officer, our chief financial officer, our chief operating officer (who served as our chief financial officer from May 2007 until January 2008) and our principal accounting officer for the years ended December 31, 2007, 2008 and 2009. We refer to these individuals as our “named executive officers.”

None of our executive officers or directors received any compensation for services rendered prior to our initial business combination on May 21, 2007 although they were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf that occurred prior to our initial business combination.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Award ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation ($)		Total ($)
Stephen B. Hughes
Chairman and CEO	2009	$520,000		—	—	—	$540,000	—	—		$1,060,000
	2008	$500,000		—	—	—	—	—	—		$500,000
	2007	$397,477	(3)	—	—	$7,504,228	—	—	$8,034,762	(4)	$15,936,467

Robert S. Gluck
Vice chairman and COO (CFO until January 2008)	2009	$416,000		—	—	—	$345,600	—	$12,250	(5)	$773,850
	2008	$400,000		—	—	$2,114,336	—	—	$11,500	(5)	$2,525,836
	2007	$299,999	(3)	—	—	$7,504,228	—	—	$1,848,063	(4)	$9,652,290

Alan S. Gever
Chief financial officer	2009	$286,000		$65,000	—	—	$148,500	—	$3,056	(5)	$502,556
	2008	$275,000	(6)	—	—	$1,680,769	—	—	$3,708	(5)	$1,959,477

John F. Konzelmann
Vice president, controller and principal accounting officer	2009	$216,220		$35,000	—	—	$71,978	$49,000	$11,213	(5)	$383,411
	2008	$206,250		—	—	—	—	—	$9,479	(5)	$215,729
	2007	$112,450	(7)	—	—	$1,269,688	—	—	—		$1,382,138

(1)            The amounts in this column represent the grant date fair value of the equity award calculated in accordance with FASB ASC Topic 718. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise.

(2)            In December 2007, the Company established a deferred compensation plan, which allows key employees to defer up to 80% of their base salary and up to 100% of their bonuses in a tax deferred savings and retirement plan.  In 2008 and 2009, Mr. Konzelmann was the only named executive officer who participated in our deferred compensation plan.  In 2008, the earnings on Mr. Konzelmann’s deferred compensation resulted in a loss.  In accordance with SEC rules, the loss has been omitted from the Summary Compensation Table above.  For additional details on our deferred compensation plan, please refer to the table below entitled “Non-Qualified Deferred Compensation.”

(3)            Our secured debt agreement required the total cash compensation of Stephen B. Hughes and Robert S. Gluck during 2007 to be limited to $400,000 and $300,000, respectively.

(4)            Amounts included for Messrs. Hughes and Gluck in 2007 include the fair market value of founders’ stock released from escrow on October 11, 2007.  Such founders’ stock, when purchased in June 2005, was freely transferable and not subject to a substantial risk of forfeiture.  In December 2005, all of the common stock purchased by our executives and directors from us in June 2005 at a price of approximately $0.008 per share, was placed in escrow, as required by our IPO underwriters, with Continental Stock Transfer & Trust Company, as escrow agent.  The founders’ stock was only to be released from escrow on December 16, 2008 in the event that we were able to complete an initial business combination, but one-half of the escrowed shares could be released earlier, after our initial business combination, if our stock closed at $11.50 or above for a specified period of time.

(5)           Amounts consist solely of the Company’s matching 401(k) contribution.

(6)            Mr. Gever became our Chief Financial Officer on January 7, 2008.

(7)           For services performed from June 11, 2007, Mr. Konzelmann’s date of hire.

Grants of Plan-Based Awards in 2009

The Company’s non-equity incentive bonus program is designed to encourage and support profitable growth of the Company’s business by measuring the Company’s success against meeting or exceeding product units sold and EBITDA goals.  We also maintain the Restated Stock Plan in order to promote the long-term growth and financial success of the Company and substantially increase stockholder value by attracting and retaining outstanding executives, employees, consultants and advisors.  Approximately 57% of all outstanding stock option awards are subject to time vesting. The remaining 43% of stock options are subject to performance vesting, which is tied to the achievement of stock price hurdles of the Company’s stock.

For more information about our non-equity incentive plan and our Restated Stock Plan, see the section entitled “Compensation Discussion and Analysis” included elsewhere in this proxy statement.

The table below displays the grants of plan based awards made to our named executive officers in 2009.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Stephen B. Hughes		$0	$540,000	$1,080,000	—	—	—	—
Chairman and CEO
Robert S. Gluck		$0	$345,600	$691,200	—	—	—	—
Vice chairman and COO (CFO until January 2008)
Alan S. Gever		$0	$148,500	$297,000	—	—	—	—
Chief financial officer
John F. Konzelmann		$0	$76,979	$153,958	—	—	—	—
Vice president, controller and principal accounting officer

(1)	Represents threshold, target and maximum possible payouts for 2009 under the Company’s financial performance incentive program.

Outstanding Equity Awards at 2009 Year-End

The following table sets forth the outstanding equity awards held by our named executive officers at December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Stephen B. Hughes
Chairman and CEO	375,000	375,000	(1)	750,000	(2)	$9.85	5/21/17

Robert S. Gluck
Vice chairman and COO	62,500	187,500	(3)	250,000	(2)	$8.54	6/5/18
(CFO until January 2008)	375,000	375,000	(1)	750,000	(2)	$9.85	5/21/17

Alan S. Gever
Chief financial officer	43,750	131,250	(4)	175,000	(2)	$9.58	1/7/18
	62,500	62,500	(5)	125,000	(2)	$10.07	6/4/17

John F. Konzelmann
Vice president, controller and principal accounting officer	62,500	62,500	(6)	125,000	(2)	$10.00	6/11/17

(1)	The options are subject to time vesting in equal installments over the remaining two-year period on each of May 21, 2010 and 2011.

(2)
50% of the options will vest, if at all, when the Company’s stock closes at or above $16.75 for 20 out of 30 consecutive trading days.  The remaining 50% of the options will vest, if at all, when the Company’s stock closes at or above $20.25 for 20 out of 30 consecutive trading days.

(3)	The options are subject to time vesting in equal installments over the remaining three-year period on each of June 5, 2010, 2011 and 2012.

(4)	The options are subject to time vesting in equal installments over the remaining three-year period on each of January 7, 2010, 2011 and 2012.

(5)	The options are subject to time vesting in equal installments over the remaining two-year period on each of June 4, 2010 and 2011.

(6)	The options are subject to time vesting in equal installments over the remaining two-year period on each of June 11, 2010 and 2011.

Non-Qualified Deferred Compensation

In December 2007, the Company established a deferred compensation plan, which allows key employees to defer up to 80% of their base salary and up to 100% of their bonuses in a tax deferred savings and retirement plan managed by a third party investment bank who provides the participant with various investment options in the market.  The Company has established an irrevocable trust, which enables the Company to transfer assets into trust and hold such assets for paying participant benefit obligations, although the assets of the trust are subject to the claims of our creditors in the event of our insolvency or bankruptcy.  Distributions from the plan may be made to the employee upon termination from service, for hardship, retirement, death and for limited other circumstances.

The following table sets forth the non-qualified deferred compensation of our named executive officers at December 31, 2009.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stephen B. Hughes	—
Chairman and CEO			—	—	—	—
Robert S. Gluck
Vice chairman and COO	—		—	—	—	—
(CFO until January 2008)
Alan S. Gever Chief financial officer	—		—	—	—	—
John F. Konzelmann
Vice president, controller and principal accounting officer	$136,831	(1)	—	$49,000	—	$255,383

(1)           The executive’s contributions are included in the executive’s 2009 base salary in the Summary Compensation Table.

Potential Payments Upon a Change-In-Control or Termination Following a Change-In-Control

Payments Upon a Change-In-Control

The Company’s standard form of stock option award agreement provides that all unvested stock options will immediately vest upon a change-in-control (as defined in the stock option award agreement).  As of December 31, 2009, the exercise price of each of our named executive officers’ stock options exceeded the market value of our common stock.  Therefore, our named executive officers would not have realized any value upon the immediate vesting of their stock options assuming a change of control occurred on December 31, 2009.  In addition, pursuant to the Prior Program, each of the named executive officers would receive a “Bonus Amount” upon a change-in-control.  Bonus Amount is defined as the greater of (i) the target bonus as in effect on the termination date, (ii) the actual bonus amount earned by the executive under the Company’s bonus program for the fiscal year prior to the fiscal year in which the termination occurs or (iii) the actual bonus amount earned by the executive under the Company’s bonus program for the fiscal year in which the termination occurs.  Assuming a change-in-control occurred on December 31, 2009, each of the named executive officers would have received their target bonus as a percentage of the executive’s base salary as set forth in the table included in the Compensation Discussion and Analysis section entitled “Possible 2009 Cash Incentive Bonus as a Percentage of Annual Base Salary.”

Payments Upon Termination After a Change-In-Control Occurs

We have entered into change of control agreement with each of Messrs. Hughes, Gluck, Gever and Konzelmann.  The agreements were revised in August 2008 to more align the agreements with the interests or stockholders.  The agreements expire on December 31 of each year (unless a change of control occurs) and automatically renew for successive one-year terms unless either party gives notice of non-renewal within 90 days before the end of the current term.  The following describes the compensation that will be payable to our executive officers on termination under these agreements within 24 months following a change of control provided that the executive executes a release of the Company for claims the executive may have against the Company or its affiliates.

If we terminate the executive for “cause” or the executive terminates his employment without “good reason,” the executive officer will receive only accrued compensation through the date of termination.  If the executive’s employment is terminated due to death or disability, the executive officer will receive accrued compensation through the date of termination plus a target bonus, which is measured as a percentage of base salary.  In 2009, the target bonus for each executive is the applicable percentage of the executive’s base salary as set forth in the table included in the Compensation Discussion and Analysis section entitled “Possible 2009 Cash Incentive Bonus as a Percentage of Annual Base Salary” (the “Target Bonus”).  For example, Mr. Hughes’s Target Bonus for 2009 was 100% of base salary.  The payments described in this paragraph will be paid in a lump sum within 15 days after the later of the executive’s termination or separation from service, unless the payment is deferred six months in order to comply with Section 409A of the Code.

If the executive’s employment is terminated for any reason other than as described in the preceding paragraph, the executive will receive (i) accrued compensation through the date of termination, (ii) a sum equal to, in the case of Messrs. Hughes and Gluck, two times the sum of base salary plus a Bonus Amount (as defined below), in the case of Mr. Gever, 1.5 times the sum of base salary plus a Bonus Amount, and for Mr. Konzelmann, one year of base salary plus a Bonus Amount; and (iii) reimbursement for premiums for COBRA coverage for the executive, the executive’s spouse and dependants for a maximum of eighteen months.  Bonus Amount is defined as the greater of (i) the Target Bonus as in effect on the termination date, (ii) the actual bonus amount earned by the executive under the Company’s bonus program for the fiscal year prior to the fiscal year in which the termination occurs or (iii) the actual bonus amount earned by the executive under the Company’s bonus program for the fiscal year in which the termination occurs. The payments described in this paragraph, with the exception of COBRA coverage, will be paid in a lump sum within 15 days after the later of the executive’s termination or separation from service, unless the payment is deferred six month in order to comply with Section 409A of the Code.  COBRA coverage will be paid directly by the Company or the Company will reimburse the executive over the term of coverage.

If payments we make in connection with a change of control would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Code, the payments to the executive will be “grossed-up” to cover excise taxes if they exceed $100,000.

The definition of “cause” means any of the following, as determined by our board of directors, in its sole discretion: (a) fraud or intentional misrepresentation, (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, (c) acts or omissions that are in bad faith or constitute gross negligence, or willful or reckless misconduct, or (d) conviction, plea of guilty or nolo contendere, or judicial determination of civil liability, based on a federal or state felony or serious criminal or civil offense.

The definition of “good reason” means any one or more of the following conditions, but only if (x) the condition was not consented to by the executive in advance or subsequently ratified by the executive in writing, (y) the condition remains in effect thirty days after the executive gives written notice to the board of directors of the executive’s intention to terminate employment for good reason, which notice specifically identifies such condition, and (z) the executive gives the notice referred to in (y) above within ninety days of the initial existence of such condition:

(i)           any material diminution of the executive’s authority, duties or responsibilities;

(ii)          any material diminution in the authority, duties, or responsibilities of the officer to whom the executive is required to report, including the requirement that the executive report to a corporate officer or employee rather than reporting to the board of directors;

(iii)         a material diminution of the executive’s base compensation;

(iv)         a material diminution in the budget over which the executive retains authority;

(v)          a material change in the geographic location at which the executive must perform the executive’s duties and responsibilities; or

(vi)         any other action or inaction by the Company that constitutes a material breach of the change of control agreement or any other agreement pursuant to which the executive provides services to the Company.

In determining whether the executive has grounds to terminate employment for good reason, the executive’s assertion of the existence of good reason is assumed correct unless the Company establishes by clear and convincing evidence that good reason does not exist.

The definition of “change of control” means the occurrence of any of the following: events with respect to the Company:

(i)           any person (other than an exempt person) acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)          any person acquires, during the twelve month period ending on the date of the most recent acquisition, securities of Company representing at least thirty percent of Company’s then outstanding voting securities;

(iii)         a majority of the members of the board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors serving immediately prior to such appointment or election; or

(iv)         any person, during the twelve month period ending on the date of the most recent acquisition, acquires assets of Company having a total gross fair market value equal to or more than forty percent of the total gross fair market value of Company’s assets immediately before such acquisition or acquisitions;

but only if the applicable transaction otherwise constitutes a “change in control event” for purposes of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5).

The following table illustrates the additional compensation that we estimate would be payable to each of our named executive officers on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2009.  The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment within 24 months of a change of control:

Name	Base Salary Multiple		Base Salary X Multiple ($)		Target Bonus(1) ($)		Bonus Amount(1) X Multiple ($)		COBRA Benefits ($)		Tax Gross-Up ($)		Total ($)
Termination by Company With Cause or by the Executive Without Good Reason:
Stephen B. Hughes			—		—		—		—		—		—
Robert S. Gluck			—		—		—		—		—		—
Alan S. Gever			—		—		—		—		—		—
John F. Konzelmann			—		—		—		—		—		—
Death or Disability:
Stephen B. Hughes			—		$540,000	(2)	—		—		—		$540,000
Robert S. Gluck			—		$345,600	(2)	—		—		—		$345,600
Alan S. Gever			—		$148,500	(2)	—		—		—		$148,500
John F. Konzelmann			—		$76,979	(2)	—		—		—		$76,979
Termination Without Cause or by the Executive for Good Reason:
Stephen B. Hughes	(2.0x	)	$1,080,000	(2)	$155,000	(3)	$1,080,000	(2)	$28,568	(2)(4)	$952,131	(2)	$3,295,699
Robert S. Gluck	(2.0x	)	$864,000	(2)	$99,200	(3)	$691,200	(2)	$16,212	(2)(4)	$668,727	(2)	$2,339,339
Alan S. Gever	(1.5x	)	$445,500	(2)	$42,625	(3)	$222,750	(2)	$23,454	(2)(4)	—		$734,329
John F. Konzelmann	(1.0x	)	$219,940	(2)	$20,546	(3)	$76,979	(2)	$16,212	(2)(4)	—		$333,677

(1)
The Target Bonus and Bonus Amount for each executive as of December 31, 2009 is determined based on the product of the applicable percentage of the executive’s base salary as set forth in the table included in the Compensation Discussion and Analysis section entitled “Possible 2009 Cash Incentive Bonus as a Percentage of Annual Base Salary” and such executive’s annual base salary as of December 31, 2009.

(2)	Payable pursuant to the terms of the change-in-control agreement.

(3)
The Bonus Amount is payable pursuant to the Company’s financial performance incentive program. As such, the executive would receive his Target Bonus reduced by the three quarterly bonuses paid to the executive during 2009.

(4)	Assuming the COBRA benefits continue for a period of 18 months following December 31, 2009.

Director Compensation for 2009

We pay an annual retainer of $20,000 to each of our non-employee directors, which is pro rated for directors serving less than an entire year, plus $1,500 for each board meeting attended and $1,000 for each board committee meeting attended. We pay an additional annual retainer of $5,000 to the directors who chair our committees and an additional $12,500 annual retainer to the chairman of our audit committee.

The following table summarizes the compensation of our directors for 2009.  Please refer to the preceding tables for compensation paid to our executive officers who are also directors.

Name	Fees Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robert J. Gillespie	$52,750	—	—	$52,750
William E. Hooper(1)	$381,335	—	—	$381,335
Gerald J. Laber	$72,625	—	—	$72,625
James B. Leighton	$50,250	—	—	$50,250
James E. Lewis	$53,250	—	—	$53,250
Robert F. McCarthy	$55,000	—	—	$55,000
Michael R. O’Brien	$40,000	—	—	$40,000

(1)
William E. Hooper, one of our directors, is also our employee.  Mr. Hooper provides us with marketing services. Amounts included represent Mr. Hooper’s compensation in 2009.  Mr. Hooper, as an employee-director, is not entitled to the payment of a board retainer or payments for board or committee meetings attended.

The following table shows the number of stock options held by each director as of December 31, 2009:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
(1) Robert J. Gillespie	11,250	33,750	(1)			$7.69	8/07/18
	45,000	45,000	(2)	—		$9.85	5/21/17
(2) William E. Hooper	18,750	56,250	(3)			$6.53	11/07/18
				75,000	(4)	$6.53	11/07/18
	75,000	75,000	(2)			$9.85	5/21/17
				150,000	(4)	$9.85	5/21/17
(3) Gerald J. Laber	11,250	33,750	(1)			$7.69	8/07/18
	45,000	45,000	(2)	—		$9.85	5/21/17
(4) James B. Leighton	11,250	33,750	1)			$7.69	8/07/18
	45,000	45,000	(2)	—		$9.00	8/14/17
(5) James E. Lewis	11,250	33,750	(1)			$7.69	8/07/18
	45,000	45,000	(2)	—		$9.85	5/21/17
(6) Robert F. McCarthy	11,250	33,750	(1)			$7.69	8/07/18
	45,000	45,000	(2)	—		$9.85	5/21/17
(7) Michael R. O’Brien	11,250	33,750	(1)			$7.69	8/07/18
	45,000	45,000	(2)	—		$9.00	8/14/17

(1)
The options are subject to time vesting in equal installments over the remaining thee-year period on each of August 7, 2010, 2011 and 2012. The grant date fair value of these options computed in accordance with FAS 123R is $160,650.

(2)
The options are subject to time vesting in equal installments over the remaining two-year period on each of May 21, 2010 and 2011. The grant date fair value of these options computed in accordance with FAS 123R for each of Mr. Gillespie’s, Mr. Laber’s, Mr. Leighton’s, Mr. Lewis’s, Mr. McCarthy’s, and Mr. O’Brien’s May 21, 2007 grant is $416,700, and for Mr. Hooper’s May 21, 2007 grant is $694,500.

(3)
The options are subject to time vesting in equal installments over the remaining three-year period on each of November 7, 2010, 2011 and 2012. The grant date fair value of these options computed in accordance with FAS 123R is $225,000.

(4)
50% of the options will vest, if at all, when the Company’s stock closes at or above $16.75 for 20 out of 30 consecutive trading days. The remaining 50% of the options will vest, if at all, when the Company’s stock closes at or above $20.25 for 20 out of 30 consecutive trading days. The grant date fair value of these options computed in accordance with FAS 123R is $160,650. The grant date fair value of these options computed in accordance with FAS 123R for Mr. Hooper’s May 21, 2007 grant is $806,345 and his November 7, 2008 grant is $228,223.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2010 by:

•	each of our executive officers and directors;

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting stock; and

•	all our executive officers and directors, as a group.

Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of stock beneficially owned by them. As of April 1, 2010, we had 62,630,683 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Beneficial Ownership of Common Stock	Percentage of Outstanding Common Stock

Stephen B. Hughes(1)(2)	1,734,351	2.77%
Robert S. Gluck(1)(3)	956,807	1.53%
Alan S. Gever(1)(4)	158,580	*
John F. Konzelmann(1)(5)	62,500	*
Robert J. Gillespie(1)(6)	192,998	*
William E. Hooper(1)(7)	171,128	*
Gerald J. Laber(1)(8)	161,628	*
James B. Leighton(1)(9)	81,030	*
James E. Lewis(1)(10)	851,672	1.36%
Robert F. McCarthy(1)(11)	123,628	*
Michael R. O’Brien(1)(12)	333,224	*
Adage Capital Partners, L.P. (13)	7,343,302	11.72%
BlackRock, Inc.(14)	6,257,339	9.99%
William Blair & Company, L.L.C.(15)	4,071,683	6.50%
All directors and executive officers as a group (11 individuals)	4,757,546	7.17%

*Less than 1%.

(1)
The business address of each of the noted individuals is 115 West Century Road – Suite 260, Paramus, New Jersey 07652. In calculating the number of shares beneficially owned and the percentage ownership, shares underlying options held by that individual that are either currently exercisable or exercisable within 60 days from April 1, 2010 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.

(2)
Includes (i) 100,000 shares owned by Mr. Hughes’ spouse; (ii) 3,000 shares owned by Mr. Hughes’ son and (iii) 239,265 shares owned in equal 79,755 share increments by the Caroline Elise Hughes Irrevocable Trust, the John Trevelyn Hughes Irrevocable Trust, and the Henry Thomas Hughes Irrevocable Trust, trusts established for the benefit of Mr. Hughes’ three children and as to which his spouse is the trustee. Excludes 150,128 shares sold in November 2005 by Mr. Hughes, at a price equal to that paid by him, to three irrevocable trusts established in favor of adult members of Mr. Hughes’ family, as to which Mr. Hughes disclaims beneficial ownership. The voting rights for shares held in the three trusts are exercisable by the trustee, Mr. Stephen Feldhaus. Beneficial ownership includes 562,500 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010 and excludes: (i) 375,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $16.75 per share for 20 of 30 consecutive trading days; and (ii) 375,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $20.25 per share for 20 of 30 consecutive trading days. Of the shares beneficially owned, Mr. Hughes has pledged 926,000 shares as security for a loan.

(3)
Includes 300,255 shares owned by the Kathleen J. Gluck Living Trust, the trustee of which is Mr. Gluck and the sole beneficiary of which is Kathleen J. Gluck, Mr. Gluck’s spouse. Beneficial ownership includes 625,000 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010 and excludes: (i) 500,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $16.75 per share for 20 of 30 consecutive trading days; and (ii) 500,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $20.25 per share for 20 of 30 consecutive trading days.

(4)
Beneficial ownership consists of 150,000 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010. Beneficial ownership excludes: (i) 150,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $16.75 per share for 20 of 30 consecutive trading days; and (ii) 150,000 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $20.25 per share for 20 of 30 consecutive trading days.

(5)
Beneficial ownership consists of 62,500 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010. Beneficial ownership excludes: (i) 62,500 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $16.75 per share for 20 of 30 consecutive trading days; and (ii) 62,500 stock options which are exercisable, if at all, if the closing price for a share of common stock of the Company is at least $20.25 per share for 20 of 30 consecutive trading days.

(6)
Mr. Gillespie is the principal of Westmount Investments, LLC, a privately held investment company. Beneficial ownership includes 44,370 shares of common stock held by Westmount Investments, LLC and 78,750 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010.

(7)	Beneficial ownership includes 131,250 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010.

(8)
Beneficial ownership includes: (i) 16,000 shares held by Mr. Laber’s spouse; (ii) 24,000 shares of common stock held in Mr. Laber’s IRA rollover account; (iii) 13,000 shares held in Mr. Laber’s 401(k) and (iv) 78,750 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010.

(9)	Beneficial ownership includes: 78,750 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010.

(10)	Beneficial ownership includes 560,919 shares owned by Janis M. Lewis, Mr. Lewis’s spouse, and 78,750 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010.

(11)	Beneficial ownership includes 78,750 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010.

(12)
Beneficial ownership includes 78,750 shares of common stock issuable upon the exercise of options within 60 days of April 1, 2010.Beneficial ownership also includes shares held by the following entities:

•	39,878 shares held by Mr. O’Brien directly;
•	27,396 shares held by Aragon Trading Company, L.P. (Mr. O’Brien shares voting and investment power over the shares);
•	23,600 shares held Jayhawk Irrevocable Trust (Mr. O’Brien is the beneficiary of the trust and has investment control over the shares);

•	24,000 shares held by Hawkeye Irrevocable Trust (Mr. O’Brien is the trustee of the Hawkeye Irrevocable Trust and his wife is the beneficiary);
•	54,600 shares held by Bayway Investment Fund (Mr. O’Brien has sole voting and investment power over the shares);
•	20,000 shares held by Allick Irrevocable Trust (Mr. O’Brien shares investment and voting power over the shares);
•
20,000 shares held by  Shorecrest Investment Fund in a charitable remainder trust established for the benefit of Mr. O’Brien’s son, Shannon P. O’Brien (Mr. O’Brien has sole voting and investment power over the shares);

•
3,000 shares held by  Shorecrest Investment Fund in a charitable remainder trust established for the benefit of Mr. O’Brien’s daughter, Megan E. O’Brien (Mr. O’Brien has sole voting and investment power over the shares);

•	7,000 shares held by Yeatman Grandchildren Irrevocable Trust (Mr. O’Brien is the trustee);
•	3,000 shares held by Shannon Patrick O'Brien Trust (Mr. O’Brien is the trustee);
•	5,000 shares held by Michael R. O'Brien Trust (Mr. O’Brien is the trustee and beneficiary);
•	5,000 shares held by Michael R. and Dianne C. O'Brien Trust FBO Shannon P. & Megan E. (Mr. O’Brien shares investment and voting power over the shares);
•	5,000 shares held by Megan E. O'Brien UTMA (Mr. O’Brien shares investment and voting power over the shares);
•	5,000 shares held by Dianne C. O'Brien Trust (Mr. O’Brien shares investment and voting power over the shares);
•	5,000 shares held in Mr. O’Brien’s Rollover IRA;
•	1,000 shares held by Heather Yeatman Holmstrom Irrevocable Trust (Mr. O’Brien is the trustee); and
•	6,000 shares held by John Brian Yeatman Irrevocable Trust (Mr. O’Brien is the trustee).

(13)
Information based on Schedule 13G/A filed February 16, 2010 by Adage Capital Partners, L.P., Adage Capital Partners GP, LLC, Adage Capital Advisors, LLC, Philip Gross and Robert Atchinson. The business address of Adage Capital Partners GP, LLC is 200 Claredon Street, 52nd Floor, Boston, Massachusetts 02116.

(14)	Information based on Schedule 13G filed on January 29, 2010 by BlackRock, Inc. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(15)	Information based on Schedule 13G/A filed on February 3, 2010 by William Blair & Company, L.L.C.. The business address of William Blair & Company, L.L.C. is 222 W Adams, Chicago, IL 60606.

ITEM 2—THE RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

The audit committee has appointed Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as our independent registered public accounting firm for the year ending December 31, 2010, and has further directed that the board submit the selection of EKS&H for ratification by the stockholders at the annual meeting. EKS&H has served as our independent registered public accounting firm since our inception in 2005. This proposal is put before the stockholders because, although the stockholder vote is not binding on the audit committee, the audit committee and the board believe that it is good corporate practice to seek stockholder ratification of the audit committee’s appointment of the independent auditors. If the appointment of EKS&H is not ratified, the audit committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of EKS&H is ratified, the audit committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by EKS&H for the years ended December 31, 2008 and 2009.

	Year Ended
Fee Category	December 31, 2008	December 31, 2009
Audit fees	$145,000	$160,000
Audit-related fees	5,000	1,350
Tax fees	—	—
All other fees	—	—
Total fees	$150,000	$161,350

Audit Fees: These fees include fees related to the audit of the company’s annual financial statements for 2008 and 2009 and review of the Company’s quarterly financial statements for 2008 and 2009.

Audit-Related Fees: Audit-related fees are for assurance and related services including, among others, consultation concerning financial accounting and reporting standards.

All audit, audit-related and tax services performed by EKS&H in 2008 and 2009 were pre-approved by the audit committee, which concluded that the provision of such services by EKS&H was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Representatives of EKS&H are expected to be present at the annual meeting and will be afforded an opportunity to make a statement if desired and are expected to be available to respond to questions.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and financial reporting process. Our independent accountants for 2009, EKS&H, are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing their report. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the financial statements for the year ended December 31, 2009. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, as amended. The audit committee also received written disclosures from the independent accountants mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee discussed with the independent accountants that firm’s independence.

Based upon the audit committee’s discussions with management and the independent accountants, and the audit committee’s review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include Smart Balance’s audited financial statements in its annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

Sincerely,

Gerald J. Laber
Robert J. Gillespie
Robert F. McCarthy

ITEM 3—APPROVAL OF OUR PROPOSED AMENDED AND RESTATED SMART BALANCE, INC. FINANCIAL PERFORMANCE INCENTIVE PROGRAM

Summary of Proposal

Our board of directors has unanimously approved and recommends that the Company’s stockholders vote “FOR” the approval of our Amended and Restated Company Financial Performance Incentive Program (the “Program”). The Program has been revised primarily to (1) include provisions designed to make the bonus awards granted thereunder be deemed “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and (2) to provide a long-term incentive program for the Chief Executive Officer, the Chief Operating Officer and the Executive Vice-Presidents (the “Key Employees”) as described below. The Program prior to its amendment and restatement is referred to herein as the “Prior Program.”

The Program consists of an annual incentive program (the “Annual Program”) and a long-term incentive program (the “Long-Term Program”). The Program was designed to encourage and support profitable growth of the Company’s business by measuring the Company’s success against meeting or exceeding performance goals.  The Annual Program is substantially similar to the Prior Program.

With certain exceptions, Section 162(m) of the Code limits the ability of the Company to deduct for federal income tax purposes compensation paid to the Company’s Chief Executive Officer and generally the next three most highly compensated executive officers to $1 million per executive per taxable year unless the compensation in excess of $1 million is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code or is otherwise exempt from Section 162(m) of the Code. If the Program is approved by stockholders, the Company will be able to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to these executives as a result of annual bonuses or long-term bonuses paid pursuant to this Program, since the bonuses will be performance-based. Awards paid pursuant to the Prior Program would not have qualified for this exemption.

Prior to 2009, no annual awards were paid out under the Prior Program as performance targets were not met. Bonus awards paid under the Prior Program with respect to 2009 are described under the heading “Annual Non-Equity Incentive Bonus” in the Compensation Discussion and Analysis section of this Proxy Statement. The awards for 2010 under the Annual Program, subject to stockholder approval of the Program, are described under the heading “Future Program Awards.”  No awards have been made with respect to the Long-Term Program, which becomes effective July 1, 2010, subject to stockholder approval of the Program.

The following is a brief description of certain of the important features of the Program, the full text of which is attached as Annex “A.” This summary does not purport to be complete and is qualified in its entirety by reference to Annex “A.”

General

The Program is intended to strengthen the Company by providing incentives to its employees, officers and consultants and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise through the making of certain incentive cash bonus awards linked to performance goals.

Performance goals must be based on one or more of the following criteria with respect to the Company or its business units:

•	revenue;

•	cash flow;

•	net cash provided by operating activities;

•	net cash provided by operating activities less net cash used in investing activities;

•	cash operating income;

•	cost of goods sold;

•	ratio of debt to debt plus equity;

•	profit before tax;

•	gross profit;

•	net profit;

•	gross sales (gross revenue);

•	net sales (net revenue);

•	product units sold;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	fair market value of a share of common stock;

•	basic earnings per share;

•	diluted earnings per share;

•	return on shareholder equity;

•	average accounts receivable (calculated by taking the average of accounts receivable at the end of each month);

•	average inventories (calculated by taking the average of inventories at the end of each month);

•	return on average total capital employed;

•	return on net assets employed before interest and taxes;

•	economic value added; and/or

•	return on year-end equity.

At the time of the granting of an award, or at any time thereafter, subject to certain restrictions, our compensation committee may provide for the manner in which performance will be measured against the performance goals (or may adjust the performance goals) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesign, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

The Program is administered by the compensation committee or any sub-committee of the compensation committee to which authority has been delegated.  All members of the sub committee of the compensation committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of section 162(m) of the Internal Revenue Code.

The Program will terminate on the day preceding the tenth anniversary of its adoption by the board of directors (March 21, 2020).  The Program may be amended or terminated by the compensation committee at an earlier date, provided that no such amendment or termination may impair or adversely affect any rights or obligations unless necessary to comply with Section 409A of the Code; and (ii) to the extent necessary under any applicable law or regulation, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law or regulation.

Annual Program

Eligibility

All full-time employees (defined as at least 32 hours per week) of the Company participate in the Annual Program. In addition, certain consultants as designated by the Compensation Committee are also eligible to participate in the Annual Program.

Performance Periods and Interim Performance Periods

The performance cycle, within which performance goals must be satisfied, may be one or more calendar quarters. Such quarterly or semi-annual performance periods are hereinafter referred to as “Interim Performance Periods.”  In addition, performance is also measured based on a full calendar year (the “Annual Performance Period.”)

Setting Bonus Benchmarks

With respect to each performance cycle, our compensation committee will determine the length of any such Interim Performance Periods, set specific performance goals, allocate relevant weighting between different goals if more than one goal is selected, and establish threshold, target and maximum bonus amounts that a participant would be eligible to receive based upon achievement at threshold, target and maximum performance levels with respect to each performance period.  Such determinations will be established in writing by our compensation committee by the earlier of the date on which a quarter of a performance cycle has elapsed or ninety (90) days after the commencement of the performance cycle, and in any event while the performance relating to the performance goals remains substantially uncertain and with respect to the Key Employees, communicated to them.

Our compensation committee may change the bonus criteria and performance periods for each subsequent Annual Performance Period.

Target Bonus Amounts

Each participant will be eligible for a target bonus amount under the Annual Program (“Target Bonus Amount”) with respect to the year. Target Bonus Amounts are set by our compensation committee as a percentage of base salary or base pay (“Target Percentage”) for each participant multiplied by his or her base salary for the year. Unless our compensation committee determines otherwise with respect to a performance period, the Target Percentages are as set forth below based on an employee participant’s tier grade:

Tier Grade	Composition/Members	Target Percentage

1A	CEO	100%

1B	Vice Chair, COO	80%

2	EVPs and Marketing Coordinator	50%

3	VPs and Regional Bus. Managers	35%

4	Directors	30%

5	Managers	25%

6	Other Non-Administrative Staff	20%

7	Administrative Staff	10%

Target amounts with respect to Interim Performance Periods are also set by multiplying a participant’s base salary by his or her Target Percentage, except that base salary is divided by two in the case of semi-annual bonuses and divided by four in the case of quarterly bonuses (an “Interim Target Bonus Amount”).

Maximum Bonus Amount

Our compensation committee will also set the maximum amount (“Maximum Bonus Amount”) a participant will generally be eligible to receive for the year under the Annual Program, in the event that performance above target is achieved.  A participant’s Maximum Bonus Amount will generally be equal to two times his or her Target Bonus Amount, unless otherwise determined by the compensation committee. Bonus awards paid with respect to performance above target shall be deemed “supplemental bonuses” and are paid only with respect to performance for the year and are subject to other terms and conditions as described below.

Bonus Calculation

Bonus Calculation – Interim Bonus

In order to receive a bonus for an Interim Performance Period (an “Interim Bonus”), performance must meet a threshold level as set by our compensation committee. If the target performance goals are obtained (or exceeded) in an Interim Performance Period, participants will generally be entitled to receive their Interim Target Bonus Amount for such Interim Performance Period. In the absence of any special designation by our compensation committee, there will be straight line interpolation between levels of performance for payments between threshold and target levels.

In the sole discretion of our compensation committee, any reduction of an Interim Bonus to a participant may result in an increase in the amount payable to another participant other than a Key Employee; provided that the aggregate amount of bonuses paid to participants other than Key Employees for such Interim Performance Period may not exceed the sum of Interim Target Bonus Amounts for all such participants. A Key Employee may not receive more than the amount actually earned (and in no event more than his or her Interim Target Bonus Amount).  The compensation committee has the right to decrease an award to any participant.

While our compensation committee may pay Interim Bonuses in the calendar quarter following the Interim Performance Period in which they were earned, our compensation committee retains discretion not to pay such bonus at such time.

Bonus Calculation – Annual Bonus

In order to receive a bonus for an Annual Performance Period (an “Annual Bonus”), performance must meet a threshold level as set by our compensation committee. If the target performance goals are obtained for the year, participants will generally be entitled to receive their Target Bonus Amount reduced by any Interim Bonuses paid for such year. In the absence of any special designation by our compensation committee, there will be straight line interpolation between levels of performance for payments between threshold and target levels. However, awards where performance exceeds target may only be paid as a supplemental bonus, as described below.

In the sole discretion of our compensation committee, any reduction of an annual bonus to a participant may result in an increase in the amount payable to another participant other than a Key Employee; provided that the aggregate amount of bonuses paid to participants other than Key Employees for the year may not exceed the sum of Target Bonus Amounts for all such participants. A Key Employee may not receive more than the amount actually earned (and in no event more than his or her Target Bonus Amount). The compensation committee has the right to decrease an award to any participant.

Annual Bonuses are to be paid by March 15 of the calendar year following the calendar year in which they were earned.

Bonus Calculation – Supplemental Bonus

In the event that target performance goals are exceeded for the Annual Performance Period, Participants may be entitled to Supplemental Bonuses subject to the following provisions. Supplemental Bonuses generally may not be greater than a participant’s Maximum Bonus Amount reduced by his or her Target Bonus Amount; provided however, that our compensation committee retains the rights to adjust bonus amounts awarded to participants other than Key Employees provided that the aggregate amount of Supplemental Bonuses for such participants may not exceed the Maximum Bonus Amounts reduced by the Target Bonus Amounts for all such participants. In no event may a Key Employee be eligible to receive more than the amount actually earned (and in no event more than his or her Maximum Bonus Amount reduced by his or her Target Bonus Amount with respect to a Supplemental Bonus). The compensation committee has the right to decrease an award to any participant.

Supplemental Bonuses are generally paid by March 15 of the calendar year following the calendar year in which they were earned. However, payment of any Supplemental Bonus awarded to a Participant who is a Key Employee, Vice President, or Regional Business Manager is deferred one calendar year and subject to a clawback provision in the event that performance for the following calendar does not equal or exceed performance of one or both criteria (in the relative percentages specified) in the year that such Supplemental Bonus was earned.

Certification

Prior to the payment of any award to a named executive officer, the compensation committee must certify in writing that the applicable performance goal has been satisfied and the amount of such bonus earned.  In addition, prior to the payment of any Interim Bonus at such time when the exact named executive officers are not known, such certification is required prior to payment to all Key Employees.

Employment Requirement

No Participant has any right to a bonus, including an Interim Bonus, Annual Bonus or Supplemental Bonus, until the date such bonus is paid. As a condition to receiving payment of a bonus, a participant must be employed by or actively engaged in providing services to the Company on the date such bonus is paid. Therefore, a participant who is not employed by or actively engaged in providing services to Company on such payment date will generally forfeit all rights to such award. However, our compensation committee may determine that such a participant will remain eligible for a pro-rata bonus amount, based on actual performance and the number of days the participant was employed by the Company during the performance period, to be payable at the same time as payments are made to other participants.

Change of Control

Upon a change of control, all participants will be entitled to receive the greatest of (i) his or her Target Bonus Amount for the Annual Performance Period in which the change of control takes place; (ii) the sum of his Annual Bonus and any Supplemental Bonus with respect to the prior calendar year (without respect to any deferral related to clawback requirement); or (iii) the sum of his Annual Bonus and any Supplemental Bonus determined for the year in which the Change of Control takes place based on the performance results for the period from the start of the Performance Period through the date of the Change of Control; provided that any such payment amount will be reduced by any Interim Bonus Amounts the participant has already received for the year. In addition, any Supplemental Bonus from a prior Annual Performance Period which was not paid or forfeited as the result of the deferral and clawback provision described herein will be paid.

Maximum Awards

The maximum amount a participant may receive with respect to a calendar year under the Annual Program is $1,000,000 for an Annual Bonus (including any Interim Bonuses) and $1,000,000 with respect to any Supplemental Bonus.

Long-Term Program

Eligibility

The Key Employees are the only participants in the Long-Term Program (the “LTIP Participants”).

Performance Period

The performance cycle, within which performance goals must be satisfied, may be a period of between one and five calendar years, including periods of six month intervals, as determined in the sole discretion of our compensation committee (the “LTIP Performance Period”).

Setting Bonus Benchmarks

Our compensation committee will determine the length of the LTIP Performance Period, set specific performance goals, allocate relevant weighting between different goals if more than one goal is selected, and establish threshold, target and maximum bonus amounts that a participant would be eligible to receive based upon achievement at threshold, target or maximum performance with respect to each performance period.  Such determinations will be established in writing by our compensation committee by ninety (90) days after the commencement of the performance cycle, and in any event while the performance relating to the performance goals remain substantially uncertain and communicated to LTIP Participants.

Our compensation committee may change the bonus criteria and LTIP Performance Periods for each subsequent LTIP Performance Period.

Target Bonus Amounts

Each LTIP Participant will be eligible for a target bonus amount with respect to a LTIP Performance Period (“LTIP Target Bonus Amount”). LTIP Target Bonus Amounts are set by our compensation committee.

Maximum Bonus Amount

Our compensation committee will also set the maximum bonus amount a LTIP Participant will be eligible to receive for the LTIP Performance Period under the LTIP Program, in the event that performance above target is achieved (“LTIP Maximum Amount”).

Bonus Calculation and Certification

In order to receive a bonus with respect to the LTIP Performance Period (a “Long-Term Bonus”), performance must meet a threshold level as set by our compensation committee. If the target performance goals are obtained in a LTIP Performance Period, LTIP Participants will be entitled to receive their LTIP Target Bonus Amount for such LTIP Performance Period. In the event that target performance goals are exceeded, LTIP Participants will be entitled to receive an amount up to their LTIP Maximum Bonus Amounts. In the absence of any special designation by our compensation committee, there will be straight line interpolation between levels of performance for payments between threshold and target levels and target and maximum levels. In no event may a LTIP Participant receive more than the amount actually earned. The compensation committee has the right to decrease an award to any LTIP Participant.

Long-Term Bonuses are paid by March 15 of the calendar year following the calendar year in which they were earned.

Prior to the payment of any award to a named executive officer, the compensation committee must certify in writing that the applicable performance goal has been satisfied and the amount of such bonus earned.

Employment Requirement

No LTIP Participant has any right to a bonus under the Long-Term Program until the date such bonus is paid. As a condition to receiving payment of a bonus, a LTIP Participant must be employed by or actively engaged in providing services to the Company on the date such bonus is paid. Therefore, a LTIP Participant who is not employed by or actively engaged in providing services to Company on such payment date will generally forfeit all rights to such award. However, our compensation committee may determine that such a LTIP Participant will remain eligible for a pro-rata bonus amount, based on actual performance and the number of days the participant was employed by the Company during the performance period, to be payable at the same time as payments are made to other LTIP Participants.

Change of Control

Upon a change of control, all LTIP Participants will be entitled to receive the greater of (i) his or her LTIP Target Bonus Amount for the LTIP Performance Period in which the change of control takes place; or (ii) his or her Long-Term Bonus determined for the year in which the Change of Control takes place based on the performance results for the period from the start of the LTIP Performance Period through the date of the Change of Control.

Maximum Awards

The maximum amount an LTIP Participant may receive with respect to an LTIP Performance Period is $1,250,000 per calendar year.  In addition, the aggregate amount of Long-Term Bonuses for all Participants under the Long-Term Program may not exceed $14,000,000.

General

Additional Taxes to Participants

Under regulations issued under Section 409A of the Code, if awards under either the Annual Program or Long-Term Program are neither exempt from section 409A nor compliant with section 409A, the participant will be required to include the value of the award in income at the time the award vests and will be required to pay an additional 20% income tax, plus interest. All awards under the Program are intended either to be exempt from Section 409A of the Code.

Required Vote

Approval of the Program requires the affirmative vote of holders of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote on the Program. Abstentions will therefore have the same effect as a vote against the Program. Broker non-votes and the failure to vote will have no effect on the outcome of the vote, assuming the presence of a quorum of more than 50% of the outstanding shares of our common stock.

Future Program Awards

With respect to 2010, our compensation committee set goals under the Annual Program, subject to stockholder approval of the Program, with respect to the 2010 calendar year. As noted earlier, Annual Awards will be reduced by semi-annual bonuses paid under the Prior Program. The Target Bonus Amounts and Maximum Bonus Amounts are consistent with the Target Percentages as described above and are set forth in the table below:

	Threshold	Target(1)(2)	Maximum(2)

Stephen B. Hughes	0	$700,000	$1,400,000

Robert S. Gluck	0	$448,000	$896,000

Alan S. Gever	0	$187,500	$375,000

John F. Konzelmann	0	$78,100	$156,200

Executive Officers as a Group	0	$1,413,600	$2,827,200

Non-Executive Directors as a Group	N/a	N/a	N/a

Non-Executive Officer Employee Group	0	$2,194,100	$4,388,200

(1) For 2010, all employees of the Company and one consultant currently participate in the Prior Program and as such, are eligible for a bonus amount for the period of January 1 – June 30, 2010. Therefore, amounts paid under the Annual Program will be reduced by any semi-annual bonus pursuant to the Prior Program for 2010. The target award under the Prior Program is half the Target Amount set forth in this table. This is the last performance period under the Prior Program, which will be superseded by the Program.

(2) As Target Bonus Amounts and Maximum Bonus Amounts are based on a participant’s annual base salary at the end of the year, this chart assumes that certain annual base salary increases will take place in July 2010 for John F. Konzelmann and among the non-executive officer employee group. For purposes of this chart, John F. Konzelmann’s assumed salary increase is approximately 1.5%.

No awards have been made with respect to the Long-Term Program, which becomes effective July 1, 2010, subject to stockholder approval of the Program. Awards are subject to discretion and therefore, it is not possible to determine the number of awards that will be granted to any Key Employee in the future under the Long-Term Program.

Recommendation:

This Program provides cash incentives for our employees, officers and consultant and, at the same time preserves beneficial tax treatment for our Company. If the Program is not approved, the Company will not be able to grant cash incentive awards that constitute deductible “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Our board of directors believes that it is in the best interests of the Company that the stockholders approve the Program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE OF THE AMENDED AND RESTATED SMART BALANCE, INC. FINANCIAL PERFORMANCE INCENTIVE PROGRAM.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Regulations of the SEC require proxy statements to disclose the date by which shareholder proposals must be received by the company in order to be included in the company’s proxy materials for the next annual meeting.  In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in Smart Balance’s proxy statement and form of proxy relating to the 2011 annual meeting, a written copy of their notice must be received at our principal executive offices, in the form set forth below, no later than December 9, 2010.  In order to include information with respect to a stockholder proposal in the Company’s proxy statement and form of proxy for a stockholder’s meeting pursuant to Rule 14a-8, stockholders must provide notice as required by, and otherwise comply with the requirements of, Rule 14a-8.

A stockholder wishing to present a proposal for a vote at our annual meeting (other than for inclusion in our proxy statement pursuant to Rule 14a-8) must deliver timely notice of such intention in proper written form to the corporate secretary. Under our bylaws, to be timely a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date not within 30 days before or after such anniversary date, notice must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Proposals that stockholders wish to present for a vote at our 2011 annual meeting (other than for inclusion in our proxy statement pursuant to Rule 14a-8) must be received no earlier than January 12, 2011 and no later than February 11, 2011. In accordance with our bylaws, the chairperson of the meeting may refuse to acknowledge the proposal of any business not made timely. To be in proper form, a stockholder’s notice must be in writing and include all of the information required by our bylaws.

Stockholders wishing to submit names of potential candidates for consideration by our nominating and corporate governance committee for the board of directors’ slate of nominees for director should follow the procedures discussed under “Procedure for Stockholder Recommendations to the Nominating and Corporate Governance Committee for Potential Director Nominees.”  Stockholders wishing to present their own nominations for director at the annual meeting should follow separate procedures discussed under “Procedure for Stockholder Nominations for Director.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER MEETING
TO BE HELD ON MAY 12, 2010

A copy of our annual report for the year ended December 31, 2009 accompanies this proxy statement.  This proxy statement and our annual report to stockholders are also available online at: http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=26110.  A stockholder who would like to obtain an additional copy of this proxy statement or the 2009 annual report may obtain one by e-mailing investor@smartbalance.com or downloading a copy at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=26110.  A stockholder who would like to obtain directions to the annual meeting may (i) write to our corporate secretary at 115 West Century Road, Suite 260, Paramus, New Jersey 07652 or (ii) contact Eileen Hourigan at 201-568-9300.

ADDITIONAL INFORMATION

The board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the board intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

Annex A

AMENDED AND RESTATED SMART BALANCE, INC.
FINANCIAL PERFORMANCE INCENTIVE PROGRAM

This document outlines the terms and conditions of the Amended and Restated Smart Balance, Inc. Financial Performance Incentive Program (the “Program”), consisting of an Annual Program and Long-Term Program.

SECTION 1

PROGRAM OBJECTIVES

This Program has been established to strengthen the Company by providing incentives to its employees, officers and consultants and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise through the making of certain incentive cash bonus awards linked to performance goals.

SECTION 2

DEFINITIONS

“Annual Bonus” shall mean the annual bonus amount payable to a Participant pursuant to a Performance Period under the Annual Program. The Annual Bonus may include Interim Bonuses pursuant to Interim Performance Periods.

 “Annual Program” shall mean the annual incentive bonus program component of the Program as described herein.  The Annual Program may provide for Interim Bonuses as well as Annual Bonuses.

 “Board of Directors” shall mean the Board of Directors of the Company.

“Bonus Criteria” shall mean any goals the Compensation Committee establishes that relate to one or more of the following with respect to the Company or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cash operating income; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; gross sales (gross revenue); net sales (net revenue); product units sold; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of a share of common stock of the Company; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; and/or return on year-end equity.

“Change of Control” shall mean the occurrence of any of the following events with respect to the Company:

(i)          any Person (other than an Exempt Person) acquires securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)         any Person acquires, during the twelve (12) month period ending on the date of the most recent acquisition, securities of the Company representing thirty percent (30%) of the Company’s then outstanding voting securities;

(iii)        a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors serving immediately prior to such appointment or election; or

(iv)        any Person, during the twelve (12) month period ending on the date of the most recent acquisition, acquires assets of the Company having a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of the Company’s assets immediately before such acquisition or acquisitions;

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but only if the applicable transaction otherwise constitutes a “change in control event” for purposes of Section 409A of the Code and Treas. Reg. §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean Smart Balance, Inc. and its subsidiaries.

“Compensation Committee” shall mean the Compensation Committee of the Board of Directors, or any subcommittee thereof to which authority has been delegated.

 “Eligible Participants” shall mean all (i) permanent full-time employees (defined as at least 32 hours per week) of the Company and (ii) certain consultants of the Company as designated by the Compensation Committee.

“Exempt Person” shall mean (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company in such capacity or (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

 “Interim Bonus” shall mean any bonus amount payable to a Participant pursuant to an Interim Performance Period under the Annual Program.

“Interim Performance Period” may be, as determined by the Compensation Committee in its sole discretion, a period of one or more calendar quarters, but not a calendar year, with respect to the Annual Program. With respect to the Interim Performance Period from January 1, 2010 – June 30, 2010, the terms of any such bonus shall be governed by the Financial Performance Incentive Program prior to this amendment and restatement.

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“Interim Target Bonus Amount” shall mean the Target Percentage for a Participant multiplied by his or her annual base salary with respect to the Interim Performance Period under the Annual Program with annual base salary divided by two if the Interim Performance Period is half a year and divided by four if the Interim Performance Period is a calendar quarter.

“Key Employees” shall mean the Chief Executive Officer, the Chief Operating Officer, and Executive Vice Presidents of the Company.

“Long-Term Bonus” shall mean any bonus amount payable to a Participant pursuant to the Long-Term Program.

 “Long-Term Program” shall mean the long-term incentive bonus program component of the Program as described herein.

“Maximum Bonus Amount” shall mean the maximum bonus amount set by the Compensation Committee for a Participant with respect to a Performance Period under either the Annual Program or Long-Term Program. Except to the extent the Compensation Committee may otherwise determine, each Participant’s Maximum Bonus Amount shall generally equal two times his or her Target Bonus Amount with respect to the Annual Program.

“Named Executive Officers” shall mean the named executive officers for a given year determined in accordance with the applicable rules of the Securities Exchange Act of 1934.

“Participant” shall mean (i) with respect to the Annual Program, those Eligible Participants that are selected to participate in the Annual Program by the Compensation Committee, in its sole discretion, for a particular Performance Period; and (ii) with respect to the Long-Term Program, Key Employees.

“Performance Period” shall mean, (i) with respect to the Annual Program, one calendar year, and (ii) with respect to the Long-Term Program, a period of between one and five calendar years, including periods in six month intervals, as determined in the sole discretion of the Compensation Committee. The Compensation Committee may also provide for Interim Performance Periods under the Annual Program as provided for herein.

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“Supplemental Bonus” shall mean any bonus amount for a Participant that may become payable as a result of performance above target for the selected Bonus Criteria with respect to a Performance Period under the Annual Program, payable in the sole discretion of the Compensation Committee in accordance with Sections 7 and 8.  Other than in accordance with Section 5.3, a Participant’s Supplemental Bonus shall not be greater than his or her Maximum Bonus Amount reduced by his or her Target Bonus Amount.

“Target Bonus Amount” under the Annual Program (i) shall mean the Target Percentage for a Participant that is an employee of the Company multiplied by his or her annual base salary with respect to the Performance Period; or (ii) shall be as set forth by the Compensation Committee with respect to a consultant. “Target Bonus Amount” under the Long-Term Program shall be as set forth by the Compensation Committee.

“Target Percentage” shall mean, with respect to Participants that are employed by the Company, the percentage of a Participant’s base salary as set by the Compensation Committee with respect to an Interim Performance or Performance Period under the Annual Program. Target Percentages for the Annual Program are reflected in Annex A, which may be revised by the Compensation Committee from time to time.

SECTION 3

PARTICIPATION

The Annual Program applies to all Eligible Participants with respect to a Performance Period. The Long-Term Program applies to all Key Employees. Designation of an employee or consultant as a Participant with respect to a Performance Period shall not entitle such employee or consultant to designation as a Participant for any other Performance Period.

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SECTION 4

BONUS BENCHMARKS

4.1           The Compensation Committee shall (i) determine the length of the Performance Period and Interim Performance Periods, if any; (ii) select one or more of the Bonus Criteria, and if relevant, allocate the relevant weighting between such selected Bonus Criteria,  and establish a performance threshold, target and maximum based on the selected Bonus Criteria with respect to the Performance Period and any Interim Performance Period; and (iii) establish Target Bonus Amounts, Maximum Bonus Amounts and, if any, any Interim Target Bonus Amounts, including with respect to the Annual Program, any revisions to the Target Percentage from those reflected on Annex A. Such determinations shall be made by the earlier of (x) the date on which a quarter of the Performance Period (or Interim Performance Period) has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Period, and in any event while the performance relating to the selected Bonus Criteria remains substantially uncertain, and communicated to the Key Employees in writing.

4.2           At the time of the granting of a bonus, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the bonus as performance-based compensation which satisfies the requirements of Section 162(m)(4)(C) of the Code, the Compensation Committee may provide for the manner in which performance will be measured against the performance goals (or may adjust the performance goals) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesign, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

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4.3           The Compensation Committee reserves the right for each subsequent Performance Period to change the selected Bonus Criteria (from among the Bonus Criteria described herein), to change the performance goals associated with such Bonus Criteria, and, to change the relevant weighting between such selected Bonus Criteria,  and to establish rules governing interpolation between levels of performance for each Bonus Criteria.  In the absence of any special designation by the Compensation Committee, there shall be straight line interpolation between levels of performance for payments between threshold and target and target and maximum performance levels. For the avoidance of doubt, performance at target for all selected Bonus Criteria will result in a Participant receiving his or her Target Bonus Amount (or Interim Target Bonus Amount) for such period. Under the Annual Program, performance above target for a Performance Period will result in a Supplemental Bonus subject to the provisions of Sections 7 and 8. Under the Long-Term Program, performance above target may result in an amount up to the Maximum Bonus Amount based upon such interpolation.

SECTION 5

BONUS CALCULATION

5.1           Subject to Section 5.6, promptly after the end of a Performance Period or Interim Performance Period, the Compensation Committee shall determine the extent to which performance goals pursuant to the selected Bonus Criteria have been achieved and shall determine the bonus amount for each Participant.

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5.2           Prior to payment of (i) any Interim Bonus that is payable prior to the end of the calendar year for which such performance relates, to each Key Employee, and (ii) any Annual Bonus, Supplemental Bonus or Long-Term Bonus, to each Named Executive Officer, in each case, the Compensation Committee shall certify in writing (i) whether, and to what extent, the applicable performance levels have been satisfied and (ii) the amount of such bonus. The Compensation Committee may use negative discretion to decrease, but not increase, such bonuses to Key Employees and Named Executive Officers.

5.3           In the sole discretion of the Compensation Committee, any reduction of a bonus to a Participant, may result in an increase in the amount payable to another Participant other than a Key Employee solely with respect to the Annual Program; provided however, that the aggregate amount of the bonuses paid to Participants other than the Key Employees for such Performance Period (or Interim Performance Period) may not exceed (i) the sum of the Target Bonus Amounts (or Interim Target Bonus Amounts) for all such Participants or (ii) the sum of the Maximum Bonus Amounts in the case of Supplemental Bonuses for all such Participants.

5.4           Each bonus payment under the Program shall be paid in accordance with Section 8.

5.5           All bonus payments under the Program are completely discretionary and no Participant shall be deemed to have a vested interest in any bonus payment based solely on performance results or any other facts or circumstances.  Subject to Section 9, a Participant shall have a right to a bonus under the Program only when such bonus is finally approved by the Compensation Committee.

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5.6           The Compensation Committee may delegate the authority to determine final individual bonus amounts to a Key Employee for his or her direct reports, provided that authority to determine final awards for the Key Employees may not be delegated. Authority to determine final bonus amounts to consultants may be delegated to the Chief Executive Officer or the Chief Operating Officer.

SECTION 6

CONDITIONS

6.1           Financial Covenants. Under no circumstances will any bonus be paid or accrued under this Program if the accrual or payment of any bonus under this Program would cause an event of default under any credit agreement or loan document of the Company.

6.2           Maximum Payments. The Annual Bonus for each Participant shall not exceed $1,000,000 per Performance Period (calendar year). The Supplemental Bonus for each Participant shall not exceed $1,000,000 per calendar year. The Long-Term Bonus for each Participant shall not exceed $1,250,000 per calendar year for each year of a Performance Period. In addition, the aggregate amount of Long-Term Bonuses for all Participants under the Long-Term Program may not exceed $14,000,000.

SECTION 7

CLAWBACK PROVISION UNDER THE ANNUAL PROGRAM

Payment of any Supplemental Bonus awarded to a Participant who is a Key Employee, Marketing Coordinator, Vice President or Regional Business Manager shall be deferred until the second calendar year following the Performance Period to which the award relates and shall be subject to forfeiture if the applicable performance results for the calendar year immediately following the Performance Period to which the award relates does not equal or exceed the applicable performance results for the calendar year in which the award was earned.  In the event the Bonus Criteria selected for the calendar year immediately following the calendar year to which the award relates are modified, the Participant’s right to receive such Supplemental Bonus shall be determined using the Bonus Criteria originally used to determine the amount of the Supplemental Bonus.

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SECTION 8

BONUS PAYMENTS

Subject to Section 9 below, and except as provided in Section 7 above, bonuses shall be paid during the calendar year immediately following the Performance Period to which they relate and in all events on or before March 15 of the calendar year immediately following the Performance Period to which they relate, provided however, in the sole discretion of the Compensation Committee, Interim Bonuses may be paid during the calendar year in which they were earned, provided such payment occurs after the Interim Performance Period to which they relate. Supplemental Bonus awards subject to Section 7 above shall be paid, to the extent not forfeited, in the second calendar year following the Performance Period to which they relate and in all events on or before March 15 of such calendar year.

SECTION 9

EMPLOYMENT REQUIREMENT

As a condition to receiving payment of a bonus for a Performance Period, a Participant must be employed by, or with respect to consultants actively engaged in providing services to, the Company on the date when such bonus is paid.  Generally, a Participant who is not employed by, or actively providing services to, the Company on such date will forfeit all right to such award. However, the Compensation Committee, in its sole discretion, may determine that such a Participant will remain eligible for the actual bonus amount earned in accordance with Section 5, to be payable to such terminated Participant at the same time as payments are made to other Participants; provided however, that the following limitations apply:

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a
With respect to the Annual Program, the Participant may not receive more than the Annual Bonus actually earned for the calendar year, multiplied by a fraction, the numerator of which is the number of days in the Performance Period prior to the Participant’s date of termination with the Company, and the denominator of which is 365, and reduced by any Interim Bonus already paid to such Participant with respect to such calendar year.

b
With respect to the Long-Term Program, the Participant may not receive more than the Long-Term Bonus actually earned for the Performance Period, multiplied by a fraction, the numerator of which is the number of days in the Performance Period prior to the Participant’s date of termination with the Company, and the denominator of which is the number of days in the Performance Period.

SECTION 10

MISCELLANEOUS

10.1         Amendment and Termination. The Program shall terminate on the day preceding the tenth anniversary of the date of the adoption of this Amended and Restated Program by the Board of Directors. The Compensation Committee may sooner amend, modify, suspend or terminate the Program at any time; provided however, that (i) no such amendment, modification, suspension or termination shall impair or adversely affect any rights or obligations unless necessary to comply with Section 409A of the Code; and (ii) to the extent necessary under any applicable law or regulation, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law or regulation. This Program supersedes the Financial Performance Incentive Program for all purposes other than with respect to Interim Bonuses for the period of January 1, 2010 – June 30, 2010.

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10.2         Performance-Based Compensation.  It is intended that the bonus payments made under this Program are “performance-based compensation” which satisfy the requirements of Section 162(m)(4)(C) of the Code. The Compensation Committee and the Company shall interpret and administer the Program in a manner which ensures such exemption.

10.3         Not Deferred Compensation. It is intended that the bonus payments made under this Program are not “deferred compensation” within the meaning of Section 409A of the Code, and shall be considered a form of “short-term deferral” under Treas. Reg. §1.409A-1(b)(4) such that the Program is exempt from the general application of Section 409A of the Code.  The Compensation Committee and the Company shall interpret and administer the Program in a manner which ensures such exemption.

10.4         Administrative Discretion.  The Compensation Committee shall have the sole and exclusive power and authority to resolve all ambiguities under the Program, to determine participation rights and Bonus amounts, and to otherwise take such action as it deems necessary or appropriate to operate this Program.

10.5         Change of Control.  In the event that the Company experiences a Change of Control, then all Participants with respect to the Performance Period in which such Change of Control occurs shall be entitled to receive, in lieu of any other payment under this Program for such Performance Period, the following:

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a
With respect to Participants in the Annual Program, the Participant shall be entitled to receive the greatest of:  (i) his or her Target Bonus Amount under the Annual Program for the Performance Period in which the Change of Control occurs and (ii) the sum of his or her Annual Bonus and any Supplemental Bonus with respect to the prior calendar year (determined without regard to Section 7); or (iii) the sum of his Annual Bonus and any Supplemental Bonus for the calendar year in which the Change of Control occurs determined in accordance with Section 5 based on the performance results for the period from the start of the current Performance Period through the date of the Change of Control; provided that, in any event, such payment amount will be reduced by any Interim Bonuses already paid to such Participant with respect to the Performance Period in which the Change of Control occurs. In addition, any Supplemental Bonus from a prior Performance Period which was not paid or forfeited due to the application of Sections 7 and 8 of the Program shall be deemed earned as of the Change of Control and shall be paid to the Participant entitled to such Supplemental Bonus at the same time as the Change of Control Bonus is paid.

b
With respect to the Long-Term Program, if applicable, the Participant shall also be entitled to receive the greater of (i) his or her Target Bonus Amount for such Participant under the Long-Term Program for any Performance Period in which the Change of Control occurs; or (ii) his or her Long-Term Bonus for the Performance Period in which the Change of Control occurs determined in accordance with Section 5 based on the performance results for the period from the start of the current Performance Period through the date of the Change of Control.

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Finally, for purposes of administering bonus payments related to (i) any Performance Period which ends prior to a Change of Control, whereby bonuses for such Performance Period have not yet been paid, or (ii) any Performance Period which would end after the Change of Control without respect to the occurrence of such Change of Control, in either case, the Compensation Committee shall consist solely of those individuals who were members of the Compensation Committee on the day before such Change of Control.

SECTION 11

EFFECTIVE DATE

The Annual Program as set forth herein shall be effective beginning January 1, 2010 and the Long-Term Program as set forth herein shall be effective July 1, 2010; in each case, subject only to the approval by the affirmative vote of holders of a majority of the securities of the Company present or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Program by the Board of Directors.

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Annex A:

Target Percentages For Employee Participants Under the Annual Program

 The following chart reflects the tier grades and target percentages for each tier under the Annual Program as of the Effective Date.

Tier Grade	Composition/Members	Target Percentage

1A	CEO	100%

1B	Vice Chair, COO	80%

2	EVPs and Marketing Coordinator	50%

3	VPs and Regional Bus. Managers	35%

4	Directors	30%

5	Managers	25%

6	Other Non-Administrative Staff	20%

7	Administrative Staff	10%

Except to the extent the Compensation Committee may otherwise determine, each Participant’s Target Bonus Amount under the Annual Program shall be the product of the target percentage for such Participant’s Tier Grade and his or her annual base salary as of the last day of the Performance Period. The target percentage for a tier grade may be revised by the Compensation Committee from time to time.  The Compensation Committee reserves the right, in its sole discretion, to establish a different Target Bonus Amount for any Participant in accordance with the terms of the Program.

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ANNUAL MEETING OF STOCKHOLDERS OF

SMART BALANCE, INC.

May 12, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2010:
The Company's annual report, proxy statement and proxy card are available online at:
http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=26110.
A stockholder who would like to obtain directions to the annual meeting may contact Eileen Hourigan at 201-568-9300.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20333000000000000000 6 051210

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the directors nominated by the Board of Directors to serve a three-year term and until their successors have been elected and qualified

NOMINEES:

☐ FOR ALL NOMINEES
○ Robert S. Gluck
○ Stephen B. Hughes
○ James E. Lewis

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company's independent registered public accounting firm for fiscal year 2010	☐	☐	☐
3. Proposal to approve the Amended and Restated Smart Balance, Inc. Financial Performance Incentive Program	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.**

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SMART BALANCE, INC.

Proxy for Annual Meeting of Stockholders on May 12, 2010

Solicited on Behalf of the Board of Directors

The Stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Stephen B. Hughes and Robert S. Gluck, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the Stockholder(s) would be entitled to vote if personally present and acting at the annual meeting of stockholders of Smart Balance, Inc. to be held on Wednesday, May 12, 2010 and at any adjournments or postponements thereof, as indicated on the reverse side of this Proxy Card.

(Continued and to be signed on the reverse side.)

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